UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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New Century Financial Corporation
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18400 Von Karman, Suite 1000
Irvine, California 92612
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Dear New Century Stockholder:
      You are cordially invited to attend the Annual Meeting of Stockholders of New Century Financial Corporation on May 10, 2006 at our headquarters located at 18400 Von Karman, Suite 1000, Irvine, California 92612. The Annual Meeting will begin at 9:00 a.m. Pacific Daylight Time.
      If you were a stockholder of record at the close of business on March 15, 2006, you will be asked to consider and vote on the following at the Annual Meeting:

1.	The re-election of Robert K. Cole, David Einhorn, Donald E. Lange and William J. Popejoy as Class III directors for three-year terms ending in 2009.

2.	The approval of an amendment to the New Century Financial Corporation 2004 Performance Incentive Plan that would increase the number of shares issuable under the plan by 1,250,000 shares and amend certain other share limits under the plan, all as set forth in the New Century Financial Corporation 2004 Performance Incentive Plan attached as Annex A to the proxy statement accompanying this notice of annual meeting of stockholders.

3.	The approval of an amendment to our charter that would increase the number of authorized shares of our preferred stock from 10,000,000 shares to 25,000,000 shares, as set forth in the Preferred Stock Charter Amendment attached as Annex B to the proxy statement accompanying this notice of annual meeting of stockholders.

4.	The approval of an amendment to our charter that would make certain changes to the restrictions on transfer and ownership of capital stock contained in our charter, as set forth in the Ownership Restriction Charter Amendment attached as Annex C to the proxy statement accompanying this notice of annual meeting of stockholders.

5.	The transaction of such other business as may be properly brought before the Annual Meeting and any adjournment or postponement.
      Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You need not be present at the Annual Meeting in order to vote. You may vote electronically through the Internet or by telephone. The instructions on your proxy card describe how to use these convenient services. If you prefer, you can vote by mail by signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. If you later decide to attend the Annual Meeting, you may withdraw your proxy and vote personally on each matter. Accordingly, we recommend that you vote your shares through the Internet, by telephone or by mail without delay.

      We are mailing the proxy statement and accompanying proxy card to you on or about April 10, 2006, as part of our board of directors’ solicitation of proxies to be voted at the Annual Meeting, and at any adjournments or postponements of that meeting. We are also enclosing a copy of our 2005 Annual Report to Stockholders, which includes our financial statements for 2005.

By Order of the Board of Directors,

Jennifer R. Jewett
Secretary
This notice of Annual Meeting of Stockholders and proxy statement and form of proxy are being distributed on or about April 10, 2006.

ii

EXPLANATORY NOTE
      On April 5, 2004, the board of directors of New Century TRS Holdings, Inc., or New Century TRS, formerly known as New Century Financial Corporation, approved a plan to change its capital structure to enable it to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes. On April 19, 2004, the board of directors of New Century TRS approved certain legal and financial matters related to the proposed REIT conversion.
      On April 12, 2004, New Century TRS formed New Century Financial Corporation, or New Century, a Maryland corporation formerly known as New Century REIT, Inc. On September 15, 2004, the stockholders of New Century TRS approved and adopted the merger agreement which implemented the restructuring of New Century TRS in order for it to qualify as a REIT.
      Pursuant to the merger agreement, (i) a wholly-owned subsidiary of New Century merged with and into New Century TRS, with New Century TRS as the surviving corporation, (ii) each outstanding share of common stock of New Century TRS was converted into the right to receive one share of New Century common stock, (iii) New Century TRS changed its name to “New Century TRS Holdings, Inc.” and became a wholly-owned subsidiary of New Century and (iv) New Century changed its name to “New Century Financial Corporation” and became the publicly-traded New York Stock Exchange, or NYSE, -listed parent company that succeeded to and continued to operate substantially all of the existing businesses of New Century TRS. The merger was consummated and became effective on October 1, 2004.
      The board of directors, committees of the board of directors and management of New Century immediately after the consummation of the merger had the same membership as the board of directors, committees of the board of directors and management of New Century TRS immediately prior to the consummation of the merger.
      In this proxy statement, unless the context suggests otherwise, for time periods before October 1, 2004, the terms “the company,” “our company,” “we,” “our” and “us” refer to New Century TRS, and for time periods on and after October 1, 2004, the terms “the company,” “our company,” “we,” “our” and “us” refer to New Century.

iii

QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:     Why am I receiving these materials?
A:     We are providing these proxy materials to you in connection with the Annual Meeting, which will take place at 9:00 a.m. Pacific Daylight Time on May 10, 2006. As a holder of shares of our common stock at the close of business on the record date, March 15, 2006, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Q:     What information is contained in this proxy statement?
A:     The information in this proxy statement relates to the Annual Meeting and to proposals by our board of directors to be voted on by the holders of our common stock at the Annual Meeting. The proxy materials also contain certain information concerning our board of directors and the committees of our board of directors, the compensation paid by us to our directors and the five most highly paid executive officers for 2005, and certain other information that we are required to include in this proxy statement.

Q:     What am I voting on?
A:     At the Annual Meeting, you will be asked to consider and vote on the following:

•	The re-election of Robert K. Cole, David Einhorn, Donald E. Lange and William J. Popejoy as Class III directors for a three-year term ending in 2009;

•	The approval of an amendment to our 2004 Performance Incentive Plan that would increase the number of shares issuable under the plan by 1,250,000 shares and amend certain other share limits under the plan;

•	The approval of an amendment to our charter that would increase the number of authorized shares of our preferred stock from 10,000,000 shares to 25,000,000 shares;

•	The approval of an amendment to our charter that would make certain changes to the restrictions on transfer and ownership of capital stock contained in our charter; and

•	The transaction of such other business as may be properly brought before the Annual Meeting and any adjournment or postponement.

Q:     How does the board of directors recommend I vote on the proposals?
A:     Our board of directors unanimously recommends that you vote:

•	“FOR” the re-election of Robert K. Cole, David Einhorn, Donald E. Lange and William J. Popejoy as Class III directors;

•	“FOR” the approval of the amendment to our 2004 Performance Incentive Plan;

•	“FOR” the approval of the amendment to our charter to increase the number of authorized shares of our preferred stock from 10,000,000 shares to 25,000,000 shares; and

•	“FOR” the approval of the amendment to our charter to make certain changes to the restrictions on transfer and ownership of capital stock contained in our charter.

Q:     Who is entitled to vote at the Annual Meeting?
A:     Holders of shares of our common stock as of the close of business on the record date, March 15, 2006, are entitled to vote. Each share of our common stock entitles the holder of such share to one vote on each matter properly brought before the Annual Meeting.

Q:     What shares can I vote?
A:     Each share of our common stock issued and outstanding as of the close of business on March 15, 2006 is entitled to be voted at the Annual Meeting. You may vote all shares of our common stock owned by you as of that date, including (i) shares held directly in your name as the owner of record and (ii) shares held for you as the beneficial owner through a broker or other nominee.

Q:     What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:     If your shares are registered directly in your name with our transfer agent, Mellon Investors Services LLC, you are considered, with respect to those shares, the “stockholder of record.” The notice of annual meeting of stockholders, our proxy statement and accompanying proxy card, and our 2005 Annual Report on Form 10-K have been sent directly to you by us.
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The notice of annual meeting of stockholders, this proxy statement and accompanying proxy card, and our 2005 Annual Report on Form 10-K should have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.

Q:     How do I vote?
A:     Whether you hold shares directly as the owner of record or beneficially through a broker or other nominee, you may direct how your shares are voted.
If you hold shares of our common stock as a registered stockholder, you can vote in person at the Annual Meeting or you can vote your shares in any of the following ways:

•	through the Internet, by accessing the World Wide Web site at http://www.proxyvoting.com/new. Stockholders voting via the Internet need not return the enclosed proxy card;

•	by mail, by marking, signing and dating each proxy card you receive and returning it in the prepaid envelope prior to the Annual Meeting. If you vote by mail and return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted “FOR” each of the four director nominees and “FOR” each of the other three proposals; or

•	by telephone, by dialing the toll-free telephone number 1-866-540-5760, within the United States or Canada, and following the instructions. Stockholders voting by telephone need not return the enclosed proxy card.
If your shares are held beneficially through a broker or other nominee, such as a bank, you will receive voting instructions from your broker, nominee or bank describing the method for voting your shares. Shares held beneficially may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, nominee or bank that holds your shares giving you the right to vote the shares.

Q:     Can I change my vote after I have submitted my proxy through the Internet, by mail or by telephone?
A:     Yes. You may change your vote at any time before your proxy is voted at the Annual Meeting. You can do so by giving written notice to our corporate secretary, by properly submitting another proxy through the Internet, by mail or by telephone with a later date, or by attending the Annual Meeting and voting in person.

Q:     How will voting on any other business be conducted?
A:     Other than the four proposals described in this proxy statement, we know of no other business to be considered at the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, your duly submitted proxy through the Internet, by mail or by telephone authorizes Robert K. Cole, our Chairman and Chief Executive Officer, and Brad A. Morrice, our Vice Chairman, President and Chief Operating Officer, to vote on those matters according to their best judgment.

Q:     Who will count the votes?
A:     Representatives of our transfer agent, Mellon Investor Services LLC, will tabulate the votes and act as the Inspector of Elections.

Q:     What does it mean if I receive more than one proxy card?
A:     If you receive more than one proxy card, it probably means your shares are registered differently and are in more than one account. Please submit a proxy by mail, telephone or Internet for each of your registered accounts to ensure that all your shares are voted.

Q:     How many shares can vote?
A:     As of the record date, there were 55,964,299 shares of our common stock entitled to vote.

Q:     How many votes are necessary to take action at the meeting?
A:     To transact business at the Annual Meeting, a quorum of the voting power entitled to vote must be present, either in person or represented by proxy. Under our bylaws, a “quorum” requires that a majority of all of the votes entitled to be cast at the meeting as of the record date be present in person or represented by proxy at the Annual Meeting. Because there were 55,964,299 shares entitled to vote as of the record date, we will need at least 27,982,150 shares present, in person or represented by proxy, at the Annual Meeting to establish a quorum. Both abstentions and broker non-votes are considered “present” for purposes of determining the presence of a quorum.
Provided that a quorum exists, the four nominees for director who receive the most votes will be elected.
The proposal to amend our 2004 Performance Incentive Plan requires approval by the affirmative vote of a majority of the votes cast on the proposal by our stockholders, provided that the total vote cast on the proposal represents over 50% in interest of all of our shares entitled to vote on such proposal.
The proposals to amend our charter each require approval by the affirmative vote of a majority of all votes entitled to be cast by our stockholders on the proposals.
Finally, cumulative voting rights are not authorized and dissenters’ rights are not applicable to the matters before the Annual Meeting.

Q:     What happens if I abstain?
A:     If you submit a properly executed proxy through the Internet, by mail or by telephone and indicate your intention to “ABSTAIN” on one or more proposals, your shares will still be considered present for purposes of determining whether a quorum is present.
An abstention will have no effect on the vote for election of directors.
An abstention will have the same effect as a vote cast “against” the proposed amendment to our 2004 Performance Incentive Plan unless holders of more than 50% in interest of all of our shares entitled to vote on the proposal cast votes, in which event an abstention will have no effect on the result of the vote.
An abstention will have the same effect as a vote cast “against” the proposals to amend our charter.

Q:     How will “broker non-votes” be treated?
A:     In some cases, brokers and nominees will return proxy cards indicating that they did not receive specific voting instructions from the beneficial owner and that they lack the discretionary power to vote the shares on behalf of the beneficial owner. These are called “broker non-votes.” Like abstentions, broker non-votes are considered “present” for purposes of establishing a quorum.
For purposes of determining the outcome of the vote on the proposal to amend our 2004 Performance Incentive Plan, broker non-votes will have the same effect as votes against the proposal unless holders of more than 50% in interest of all of our shares entitled to vote on the proposal cast votes, in which event broker non-votes will have no effect on the result of the vote.
For purposes of determining the outcome of the vote on the proposals to amend our charter, broker non-votes will have the same effect as votes against the proposals.

Q:     What if I want to attend the Annual Meeting in person?
A:     All stockholders as of the record date can attend the Annual Meeting, although seating is limited. If your shares are issued in your name and not held through a brokerage account and you wish to attend the Annual Meeting, please check the box on your proxy card and return it in the enclosed prepaid envelope prior to the Annual Meeting. If your shares are held through a broker and you would like to attend, please (1) write to Carrie Marrelli, our vice president of investor relations, at 18400 Von Karman, Suite 1000, Irvine, California 92612, or send her an e-mail at cmarrell@ncen.com, and (2) bring a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker) to the Annual Meeting.

Q:     What is the deadline to propose actions for consideration at the 2007 annual meeting of stockholders or to nominate individuals to serve as directors?
A:     You may submit proposals, including director nominations, for consideration at future stockholder meetings.
Stockholder proposals for inclusion in our proxy statement. If you intend to have a proposal considered for inclusion in our proxy materials for presentation at the 2007 annual meeting of stockholders, you must submit your proposal in writing to our corporate secretary at New Century Financial Corporation, 18400 Von Karman, Suite 1000, Irvine, California 92612. We must receive your proposal no later than December 4, 2006. If the date of the 2007 annual meeting of stockholders is changed by more than 30 days from the anniversary date of the 2006 annual meeting of stockholders, the deadline for receiving your proposal is a reasonable time before we begin to print and mail our proxy materials. For more information on how to include a proposal in the proxy statement for our 2007 annual meeting of stockholders, please see Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act.
Other stockholder proposals. To present any other proposal at the 2007 annual meeting of stockholders, you must provide timely notice to our corporate secretary in accordance with our bylaws. In general, our bylaws require that the notice be received by our corporate secretary at our principal executive offices: (i) not earlier than the close of business on January 10, 2007 and (ii) not later than the close of business on February 9, 2007. If the date of the 2007 annual meeting of stockholders is moved more than 30 days before or 60 days after the anniversary of the 2006 annual meeting of stockholders, then notice of a proposal that is not intended to be included in our proxy statement under

Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and no later than the close of business on the later of the following two dates: (i) 90 days prior to the meeting and (ii) 10 days after our public announcement of the meeting date.
Nomination of director candidates. The policy of our governance and nominating committee is to consider candidates properly recommended by our stockholders. In evaluating any such candidates, our governance and nominating committee will consider the criteria set forth under “Corporate Governance— Director Nominations— Qualification of Candidates and Board Independence” on page 32 of this proxy statement. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our corporate secretary, New Century Financial Corporation, 18400 Von Karman, Suite 1000, Irvine, California 92612. In addition, our bylaws permit our stockholders to nominate directors for election at our stockholder meetings. To nominate a director, you must give timely notice to our corporate secretary in accordance with our bylaws, which require that the notice be received by our corporate secretary within the time periods described above under “Other stockholder proposals.” In the event that the number of directors to be elected to our board of directors at the 2007 annual meeting of stockholders is increased and we do not publicly announce the increased size of our board of directors at least 100 days prior to the first anniversary of the 2006 annual meeting of stockholders, the notice shall be considered timely if (i) it is delivered to the corporate secretary at our principal executive offices no later than the close of business 10 days following the date on which we first publicly announce the increase and (ii) the notice relates only to nominees to fill any new position on our board of directors that was created by the increase in the number of directors.
Copy of bylaw provisions. For a free copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates, please visit the Investor Relations section of our World Wide Web site at http://www.ncen.com/investor_relations/corporate_governance/index.html, or you may write to Carrie Marrelli, our vice president of investor relations, at 18400 Von Karman, Suite 1000, Irvine, California 92612, or send her an e-mail at cmarrell@ncen.com.

Q:     How are proxies being solicited?
A:     Our board of directors is soliciting your proxy for use at the Annual Meeting and any adjournment or postponement thereof by mailing this proxy statement and proxy card to our stockholders of record as of March 15, 2006. We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. We have retained the services of Georgeson Shareholder Services to aid in the solicitation of proxies. We expect that the fee of the proxy solicitation company will not exceed $15,000. In addition, some of our directors, officers and regular employees may, without extra pay, make additional solicitations by telephone or in person. We will also reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for expenses incurred in forwarding proxy materials to beneficial owners of shares of our common stock.

Q:     Whom should I call with questions?
A:     If you have any questions about the proposals for the Annual Meeting, if you would like additional copies of this proxy statement, or our 2005 Annual Report on Form 10-K that is being mailed to you with this proxy statement, or if you would like a new proxy card, or if you have questions or need assistance with the completion of your proxy card, please contact us at:
New Century Financial Corporation
18400 Von Karman, Suite 1000
Irvine, California, 92612
Attention: Vice President of Investor Relations
(949) 224-5745
email: cmarrell@ncen.com
Free copies of this proxy statement and our 2005 Annual Report on Form 10-K are also available on the Investor Relations section of our World Wide Web site at http://investorrelations.ncen.com/.

PROPOSALS YOU MAY VOTE ON

PROPOSAL 1

ELECTION OF DIRECTORS
Our board of directors currently has 11 members, four of which are standing for re-election. Our board of directors is divided into three classes: Class I, Class II and Class III. Currently, there are three Class I directors, four Class II directors and four Class III directors. The term of office of the current Class III directors expires after the Annual Meeting. The term of the current Class I directors expires after the 2007 annual meeting of stockholders and the term of the current Class II directors expires after the 2008 annual meeting of stockholders. The term of the Class III directors to be elected at the Annual Meeting will expire after the 2009 annual meeting of stockholders.
The nominees for election as Class III directors at the Annual Meeting, namely Robert K. Cole, David Einhorn, Donald E. Lange and William J. Popejoy have previously served as directors of New Century. Each nominee has consented to be named in this proxy statement and to serve as a director if elected. Mr. Einhorn has been nominated pursuant to an agreement dated March 14, 2006, between our company and certain of our stockholders led by Greenlight Capital, Inc. (“Greenlight”), consisting of Greenlight, Greenlight Capital L.L.C., Greenlight Capital, L.P., DME Advisors, L.P., DME Advisors GP, L.L.C., Greenlight Capital Qualified, L.P., Greenlight Capital Offshore, Ltd., and Mr. Einhorn (collectively, the “Greenlight Parties”). The Greenlight Parties are directly or indirectly controlled by Mr. Einhorn. For additional information regarding the agreement, see the material under the heading “Certain Relationships and Related Transactions” below.
NOMINEES FOR CLASS III DIRECTOR

ROBERT K. COLE	Chairman and Chief Executive Officer

Age 59	Director since 1995
Mr. Cole, one of our co-founders, has been Chairman of our board of directors and Chief Executive Officer since December 1995 and one of our directors since November 1995. Mr. Cole also served as a director of New Century Mortgage Corporation, one of our wholly-owned operating subsidiaries, or New Century Mortgage, from November 1995 to April 2005. From February 1994 to March 1995, he was the President and Chief Operating Officer-Finance of Plaza Home Mortgage Corporation, a publicly-traded savings and loan holding company specializing in the origination and servicing of residential mortgage loans. In addition, Mr. Cole served as a director of Option One Mortgage Corporation, a subsidiary of Plaza Home Mortgage specializing in the origination, sale and servicing of non-prime mortgage loans. Previously, Mr. Cole was the President of operating subsidiaries of NBD Bancorp and Public Storage, Inc. Mr. Cole received a Masters of Business Administration degree from Wayne State University.

DAVID EINHORN	Director

Age 37	Director since 2006
Mr. Einhorn has served on our board of directors since March 2006. Since January 1996, Mr. Einhorn has served as President and a director of Greenlight Capital, Inc., a company which he co-founded and is the investment advisor to Greenlight Capital Offshore, Ltd. and provides certain management services to Greenlight Capital, L.P. and Greenlight Capital Qualified, L.P. The primary business of Greenlight Capital Offshore, Ltd., Greenlight Capital, L.P. and Greenlight Capital Qualified, L.P. is investing in and holding securities of various entities. Prior to founding Greenlight Capital, Inc., Mr. Einhorn worked as an investment analyst at Siegler, Collery & Co., an investment firm involved in both public and private investments. Prior to that experience, Mr. Einhorn was an analyst in the Investment Banking Group of Donaldson, Lufkin & Jenrette. Mr. Einhorn received his Bachelor of Arts in Government from Cornell University.

DONALD E. LANGE	Director

Age 60	Director since 2002
Mr. Lange has served on our board of directors since November 2002. Mr. Lange has served as the President and Chief Executive Officer of Pacific Financial Services, a mortgage banking and specialty finance company, since 1999. From March 2001 to February 2002, Mr. Lange served as President and Chief Executive Officer of OptiFI, a private company specializing in prepayment analytics. Previously, he served as the President and Chief Executive Officer of several specialty finance subsidiaries of Weyerhaeuser Company, including Weyerhaeuser Financial Services, Weyerhaeuser Mortgage Company and Weyerhaeuser Venture Company. Mr. Lange served as a director of Mortgage Electronic Registration System (MERS) from 1995 until 2002. In addition, he was a director of Pacific Gulf Properties from 1998 until 2001 and a director of Pedestal from 1999 until 2001. Mr. Lange was the President of the Mortgage Bankers Association of America in 1999. Mr. Lange received a bachelor’s degree in Business and Agriculture from the University of Wisconsin.

WILLIAM J. POPEJOY	Director

Age 67	Director since 2002
Mr. Popejoy has served on our board of directors since November 2002. From 1999 to 2005, Mr. Popejoy was the Managing Member of Pacific Capital Investors, an investment partnership. From April 1997 to November 1998, Mr. Popejoy was the Chief Executive Officer and a director of the California State Lottery. Previously, he was the Chief Executive Officer of the County of Orange, Chairman and Chief Executive Officer of Financial Corporation of America and its subsidiary, American Savings, President and Chief Executive Officer of Financial Federation, Inc., the President of Far West Savings, the President of First Charter Financial and its subsidiary, American Savings & Loan Association, and the President and Chief Executive Officer of The Federal Home Loan Mortgage Corporation (Freddie Mac). In addition, Mr. Popejoy has served as a member of the board of trustees of PIMCO Funds and PIMCO Commercial Mortgage Securities, Inc. since 1996 and served as a director of CommonWealth Energy from 2001 until 2002. Mr. Popejoy received his undergraduate and masters degrees from Sacramento State University.
Detailed information regarding each of the Class I and Class II directors is provided beginning on page 24.

At the Annual Meeting, you will be asked to re-elect four Class III directors for terms of three years and until their successors are elected and qualify. Under our bylaws, a plurality of the votes cast by our stockholders is sufficient to elect a director. Therefore, the four candidates receiving the highest number of votes will be elected. If you choose to vote by mail and you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted “FOR” each of the four director nominees. If any nominee becomes unavailable for any reason, the persons named in the proxy card will vote “FOR” the candidate that our board of directors selects to replace the nominee.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
EACH OF THE FOUR NOMINEES ON THE ENCLOSED PROXY CARD.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE
NEW CENTURY FINANCIAL CORPORATION
2004 PERFORMANCE INCENTIVE PLAN
At the Annual Meeting, stockholders will be asked to approve the following amendment to the New Century Financial Corporation 2004 Performance Incentive Plan (the “2004 Plan”), which was adopted by our board of directors, subject to stockholder approval, on March 1, 2006:

•	Increase in Aggregate Share Limit. The proposed amendment would increase the number of shares of our common stock available for award grants under the 2004 Plan by an additional 1,250,000 shares.

•	Increase in Sub-Limit on Full-Value Awards. The proposed amendment would increase the limit on the number of shares of our common stock that may be subject to grants of full-value awards under the 2004 Plan from 250,000 shares to 1,400,000 shares. “Full-value awards” include all awards with an exercise price that is not less than the fair market value of our common stock on the date of grant. Full-value awards, however, do not include the following: (i) shares delivered in respect of compensation earned but deferred; and (ii) shares delivered pursuant to option or stock appreciation right grants the per share exercise or base price, as applicable, of which is at least equal to the fair market value of a share of our common stock at the time of grant of the award.
As of March 1, 2006, a total of 1,097,909 shares of our common stock were then subject to outstanding awards granted under the 2004 Plan, and an additional 824,939 shares of our common stock were then available for new award grants under the 2004 Plan. Our board of directors approved the additional share authority requested under the 2004 Plan based, in part, on a belief that the number of shares of our common stock currently available under the 2004 Plan does not give us sufficient authority and flexibility to adequately provide for future incentives. We will continue to have the authority to grant awards under the 2004 Plan, within the existing 2004 Plan share limits, even if stockholders do not approve this 2004 Plan proposal.
We have adopted a policy providing that, if our stockholders approve the proposed amendment to the 2004 Plan, equity-based awards granted by us during 2006, 2007 and 2008 will be structured such that our average annual burn rate with respect to such grants will not exceed 2.31%. For this purpose, the “burn rate” for any one particular year means the total number of shares of our common stock issuable upon exercise or payment, as the case may be, of the equity-based awards granted by us in that year divided by our total number of shares of our common stock issued and outstanding as of the end of that particular year. In calculating the burn rate, shares issuable upon exercise or payment, as the case may be, of awards other than options and stock appreciation rights shall be counted as 1.5 shares for each share actually issuable in respect of the award.

The following information may be relevant to your analysis of this proposal (information as of March 1, 2006):

Number of Shares Available for Issuance under the 2004 Plan	824,939

Number of Shares Available for Issuance under the 1995 Stock Option Plan	0

Total Number of Outstanding Options under the 2004 Plan	863,574

Total Number of Outstanding Options under the 1995 Stock Option Plan	2,864,171

Total Number of Shares of Outstanding Restricted Stock and Other Equity-Based Awards under the 2004 Plan	234,335

Total Number of Shares of Outstanding Restricted Stock and Other Equity-Based Awards under the 1995 Stock Option Plan	0

Weighted Average Exercise Price of Outstanding Options under the 2004 Plan and 1995 Stock Option Plan	$27.62

Weighted Average Term Remaining for Outstanding Options under the 2004 Plan and 1995 Stock Option Plan	7.08 years
Summary Description of the 2004 Plan
The principal terms of the 2004 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2004 Plan, which appears as Annex A to this proxy statement.
Purpose. The purpose of the 2004 Plan is to promote our success and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and our improved financial performance. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.
Administration. Our board of directors or one or more committees appointed by our board of directors administers the 2004 Plan. Our board of directors has delegated general administrative authority for the 2004 Plan to our compensation committee. A committee may delegate some or all of its authority with respect to the 2004 Plan to another committee of directors. The compensation committee has delegated certain limited authority to grant awards to employees under the 2004 Plan to our stock option committee. (The appropriate acting body, be it the board of directors or a committee within its delegated authority, is referred to in this proposal as the “Administrator”).
The Administrator has broad authority under the 2004 Plan with respect to award grants including, without limitation, the authority to:

•	select participants and determine the type(s) of award(s) that they are to receive;

•	determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

•	cancel, modify, or waive our rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•	accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

•	subject to the other provisions of the 2004 Plan, make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

•	allow the purchase price of an award or shares of our common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of our common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice in third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

No Repricing. In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by our stockholders) will any adjustment be made to a stock option or stock appreciation right award under the 2004 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award.
Eligibility. Persons eligible to receive awards under the 2004 Plan include our officers or employees or any officers or employees of any of our subsidiaries or other affiliates in which we own a significant equity interest, our directors, and certain consultants and advisors to us or any of our subsidiaries or other affiliates in which we own a significant equity interest. Currently, approximately 7,200 officers and employees of New Century and our subsidiaries (including all of our named executive officers), and each of our eight non-employee directors, are considered eligible under the 2004 Plan at the present time.
Authorized Shares; Limits on Awards. As of March 1, 2006, the maximum number of shares of our common stock that may be issued or transferred pursuant to awards under the 2004 Plan is 1,922,848. If stockholders approve this proposal, the number of shares available for award grant purposes under the 2004 Plan will be increased by an additional 1,250,000 shares. The limit will also automatically increase by the number of any shares subject to stock options granted under the New Century Financial Corporation 1995 Stock Option Plan which expire, or for any reason are cancelled or terminated, after March 1, 2006 without being exercised. As of March 1, 2006, 2,864,171 shares were subject to stock options then outstanding under the 1995 Stock Option Plan.
The following other limits are also contained in the 2004 Plan:

•	the maximum number of shares of our common stock that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 450,000 shares;

•	the maximum number of shares of our common stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the plan is 750,000 shares; and

•	the maximum amount of compensation to be paid to any one participant in any one year with respect to all “Performance-Based Awards” under Section 5.2 of the 2004 Plan payable only in cash and not related to shares of our common stock will not exceed $10,000,000.
If stockholders approve this 2004 Plan proposal, the maximum number of shares that may be delivered pursuant to awards granted under the 2004 Plan, other than in the circumstances described in the next sentence, is 1,400,000 shares. This limit on so-called “full-value awards” does not apply, however, to the following: (i) shares delivered in respect of compensation earned but deferred; and (ii) shares delivered pursuant to option or stock appreciation right grants the per share exercise or base price, as applicable, of which is at least equal to the fair market value of a share of our common stock at the time of grant of the award.
To the extent that an award is settled in cash or a form other than shares of our common stock, the shares of our common stock that would have been delivered had there been no such cash or other settlement will not be counted against the shares of our common stock available for issuance under the 2004 Plan. In the event that shares are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award will be counted against the share limits of the 2004 Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares will be charged against the applicable share limits with respect to such exercise.) Shares of our common stock that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2004 Plan will again be available for subsequent awards under the 2004 Plan. In addition, the 2004 Plan generally provides that shares of our common stock issued in connection with awards that are granted by or become our obligations through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares of our common stock available for issuance under the 2004 Plan. We may not increase the applicable share limits of the 2004 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).
Types of Awards. The 2004 Plan authorizes stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in our common stock or units of our common stock, as well as cash bonus awards pursuant to Section 5.2 of the 2004 Plan. The 2004 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.
A stock option is the right to purchase shares of our common stock at a future date at a specified price per share, or the exercise price. The per share exercise price of each option will be determined by the Administrator at the time of grant of the award and may be less than the fair market value of a share of our common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2004 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2004 Plan. Incentive stock options may only be granted to our employees or any employees of our subsidiaries.
A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of one share of our common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.
The other types of awards that may be granted under the 2004 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, dividend equivalents, or similar rights to purchase or acquire shares of our common stock, and cash awards granted consistent with Section 5.2 of the 2004 Plan as described below.
Performance-Based Awards. The Administrator may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the U.S. Internal Revenue Code (“Performance-Based Awards”). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2004 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities.
The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on our absolute or relative performance on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines under the U.S. Internal Revenue Code while it is substantially uncertain whether the performance targets will be attained. The criteria that the Administrator may use for this purpose will include one or more of the following: before-tax net income (after deducting benefits payable under employee incentive compensation plans and excluding any income or loss from discontinued operations), cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), corporate overhead costs, delinquency rates, earnings per share, economic profit, number of employees, gain on sale of loans, liquidity management, loan losses, loan production volume, loan quality, operating margin, origination expenses, origination revenues, residual performance, return on assets, return on capital invested, return on equity, return on sales/revenue, stock price, total stockholders’ equity, total stockholder return, or any combination thereof. These terms are defined in more detail in the 2004 Plan. The performance measurement period with respect to an award may range from three months to ten years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.
Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading “Authorized Shares; Limits on Awards” above). Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target(s) and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.
Deferrals. The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares of our common stock.
Acceleration of Awards; Possible Early Termination of Awards. Generally, and subject to limited exceptions set forth in the 2004 Plan, if any person acquires more than 25% of our outstanding common stock or combined voting power, if certain changes in a majority of our board of directors occur over a period of not longer than two years, if our stockholders prior to a transaction do not continue to own more than 50% of our voting securities (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving us or any of our subsidiaries, a sale or other disposition of all or substantially all of our assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if we are dissolved or liquidated, then awards then-outstanding under the 2004 Plan may become fully vested or paid, as applicable, and may terminate or be terminated in such circumstances. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2004 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.
Transfer Restrictions. Subject to certain exceptions contained in Section 5.7 of the 2004 Plan, awards under the 2004 Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares of our common stock issuable pursuant to an award will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws.
Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares of our common stock available under the 2004 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to our stockholders.
No Limit on Other Authority. The 2004 Plan does not limit the authority of our board of directors or any of its committees to grant awards or authorize any other compensation, with or without reference to our common stock, under any other plan or authority.
Termination of or Changes to the 2004 Plan. Our board of directors may amend or terminate the 2004 Plan at any time and in any manner. Stockholder approval of an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the U.S. Internal Revenue Code to preserve the intended tax consequences of the plan. For example, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2004 Plan. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval.) Unless terminated earlier by our board of directors, the authority to grant new awards under the 2004 Plan will terminate on March 4, 2014. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the 2004 Plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.
Federal Income Tax Consequences of Awards under the 2004 Plan
The U.S. federal income tax consequences of the 2004 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2004 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.
With respect to nonqualified stock options, we are generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, we are generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.
The current federal income tax consequences of other awards authorized under the 2004 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income.
If an award is accelerated under the 2004 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), we may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) of the U.S. Internal Revenue Code may not be permitted to be deducted by us in certain circumstances.

Specific Benefits under the 2004 Plan
The Compensation Committee has approved certain grants of restricted stock awards under the 2004 Plan that are contingent on stockholder approval of the proposed increase in the sub-limit on full-value awards under the 2004 Plan. Each of these grants is set forth in the following table.
2004 Performance Incentive Plan
Awards Subject to Stockholder Approval of 2004 Plan Proposal

	Number of Shares
	Underlying
	Performance-Based
	Restricted Stock
Name and Position	Awards

Executive Group
Robert K. Cole	0
Chairman and Chief Executive Officer
Brad A. Morrice	14,645	(1)
Vice Chairman, President and Chief Operating Officer
Edward F. Gotschall	0
Vice Chairman-Finance
Patrick J. Flanagan	0
Executive Vice President
Kevin M. Cloyd	8,459	(1)
Executive Vice President
Total for Executive Officers	48,481	(1)
(including Named Executive Officers Identified Above)
Non-Executive Director Group (8 persons)	1,304	(2)
Non-Executive Officer Employee Group	189,594	(1)

Total	239,379

(1)	Number of shares of our common stock subject to performance-based restricted stock awards. The awards are scheduled to vest on the seventh anniversary of the date the award is granted, subject to possible accelerated vesting of all or a portion of the award in the event that we meet certain performance goals established by the Compensation Committee. Upon a termination of the award recipient’s employment, any portion of the award that is not then vested will generally terminate, subject to accelerated vesting in the event the termination of employment is due to the recipient’s death, disability or retirement.

(2)	Number of shares of our common stock subject to restricted stock award granted to David Einhorn in connection with his appointment as a director. The award is scheduled to vest as to one-third of the shares subject to the award on each of the first, second, and third anniversaries of the award date. Upon a termination of Mr. Einhorn’s service as a director, any portion of the award that is not then vested will generally terminate, subject to accelerated vesting in the event the termination of service is due to Mr. Einhorn’s death, disability, or retirement.

Except for the grants described in the table above, we have not approved any other awards that are conditioned upon stockholder approval of the 2004 Plan proposal. We are not currently considering any other specific award grants under the 2004 Plan. If the amendments described in the 2004 Plan proposal had been in effect in fiscal 2005, we expect that our award grants for fiscal 2005 would not have been substantially different from those actually made in that year under the 2004 Plan.
For information regarding stock-based awards granted to our named executive officers during fiscal 2005, see the material under the heading “Executive Compensation — Option Grants in 2005” below. For information regarding past award grants under the 2004 Plan, see the “Aggregate Past Grants under the 2004 Plan” table below.
The closing market price for a share of our common stock as of March 15, 2006 was $43.10 per share.

AGGREGATE PAST GRANTS UNDER THE 2004 PLAN
As of March 1, 2006, awards covering 1,148,577 shares of our common stock had been granted under the 2004 Plan. The following table shows information regarding the distribution of those awards under the 2004 Plan among the persons and groups identified below, option exercises and restricted stock vesting prior to and option and unvested restricted stock holdings as of that date.

	STOCK OPTIONS			RESTRICTED STOCK

			Number of
			Shares			Number of
			Underlying	Number of		Shares
			Options as of	Shares	Number of	Outstanding
	Number of	Number of	March 1, 2006	Subject to	Shares	and
	Shares	Shares		Past	Vested	Unvested
	Subject to	Acquired		Restricted	as of	as of
	Past Option	On	Exercisable/	Stock	March 1,	March 1,
Name and Position	Grants	Exercise	Unexercisable	Grants	2006	2006

Executive Group:

Robert K. Cole Chairman and Chief Executive Officer	39,568	0	0/39,568	57,213	13,862	43,351

Brad A. Morrice Vice Chairman, President and Chief Operating Officer	39,568	0	0/39,568	57,213	13,862	43,351

Edward F. Gotschall Vice Chairman-Finance	39,568	0	0/39,568	57,213	13,862	43,351

Patrick J. Flanagan(1) Executive Vice President	0	0	0/0	0	0	0

Kevin M. Cloyd Executive Vice President	29,265	0	0/29,265	15,563	0	15,563

Total for Executive Group	147,969	0	0/147,969	187,202	41,586	145,616

Non-Executive Director Group:

Marilyn A. Alexander	22,500	0	0/22,500	0	0	0

Harold A. Black	12,500	500	12,000/0	0	0	0

David Einhorn	0	0	0/0	0	0	0

Fredric J. Forster	25,000	0	25,000/0	3,217	1,073	2,144

Donald E. Lange	25,000	0	25,000/0	3,217	1,073	2,144

William J. Popejoy	25,000	0	25,000/0	3,217	1,073	2,144

Michael M. Sachs	25,000	0	25,000/0	3,217	1,073	2,144

Richard A. Zona	25,000	0	25,000/0	3,217	1,073	2,144

Total for Non-Executive Director Group	160,000	500	137,000/22,500	16,085	5,365	10,720

Each other person who has received 5% or more of the options, warrants or rights under the 2004 Plan	0	0	0	0	0	0

All employees, including all current officers who are not executive officers or directors, as a group	556,105	0	1,042/555,063	81,216	3,217	77,999

Total	864,074	500	138,042/725,532	284,503	50,168	234,335

(1)	Mr. Flanagan was granted 41,585 shares of restricted stock on February 2, 2005, 15,628 shares of restricted stock and options to purchase 39,568 shares of common stock on March 10, 2005 and 5,938 shares of restricted stock on June 24, 2005, under the 2004 Plan. These restricted stock and stock option award grants were subsequently terminated, without having vested, pursuant to an amended and restated employment agreement we entered into with Mr. Flanagan on December 27, 2005.

EQUITY COMPENSATION PLAN INFORMATION
We currently maintain two equity compensation plans: the 2004 Plan and the New Century Financial Corporation Employee Stock Purchase Plan. The 2004 Plan and the Employee Stock Purchase Plan have each been approved by our stockholders. Our stockholders are also being asked to approve an amendment as described in this proxy statement that, among other things, would increase the share limit of the 2004 Plan.
The following table sets forth, for each of our equity compensation plans, the number of shares of common stock subject to outstanding options and rights, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2005.

			Number of Shares of
			Common Stock
			Remaining Available
		Weighted-	for Future Issuance
	Number of Shares of	Average	under Equity
	Common Stock to be	Exercise	Compensation Plans
	Issued Upon Exercise	Price of	(Excluding Shares
	of Outstanding	Outstanding	Reflected in the First
Plan Category	Options	Options	Column)

Equity compensation plans approved by stockholders	3,819,533	$27.29	2,904,682(1)(2)(3)

Equity compensation plans not approved by stockholders	0	$0	0

Total	3,819,533	$27.29	2,904,682(3)

(1)	This number of shares is presented after giving effect to the 40,105 shares purchased under our Employee Stock Purchase Plan for the purchase period that ended December 31, 2005.

(2)	Of the aggregate number of shares that remained available for future issuance, 851,415 were available under our 2004 Plan and 2,053,267 were available under our Employee Stock Purchase Plan. The shares available under the 2004 Plan are, subject to certain other limits under that plan, generally available for any type of award authorized under the 2004 Plan including stock options, stock appreciation rights, restricted stock, stock bonuses, and performance shares.

(3)	This table does not reflect the 1,250,000 additional shares that will be available under the 2004 Plan if our stockholders approve the proposed amendment.
Vote Required for Approval of Amendment to the 2004 Plan
Our board of directors believes that the proposed amendment of the 2004 Plan will promote our interests and the interests of our stockholders and will help us and our subsidiaries continue to be able to attract, retain and reward persons important to our success.
All members of our board of directors are eligible for awards under the 2004 Plan and thus have a personal interest in the approval of the 2004 Plan.
In order to approve this proposal to amend the 2004 Plan, the affirmative vote of a majority of the votes cast on the proposal by our stockholders is required, provided that the total vote cast on the proposal represents over 50% in interest of all of our shares entitled to vote on such proposal.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE NEW CENTURY FINANCIAL CORPORATION 2004 PERFORMANCE INCENTIVE PLAN AS DESCRIBED ABOVE.

PROPOSAL 3

APPROVAL OF PREFERRED STOCK CHARTER AMENDMENT
At the Annual Meeting, stockholders will be asked to approve an amendment to Section 5.1(a) of Article V of our charter to increase the number of shares of preferred stock that we have authority to issue from 10,000,000 shares to 25,000,000 shares, as set forth in the Preferred Stock Charter Amendment attached as Annex B to this proxy statement and incorporated herein by reference.
Increase of Authorized Shares of Preferred Stock
Our board of directors has approved, deems advisable and recommends that our stockholders vote in favor of the amendment of Section 5.1(a) of Article V of our charter increasing the authorized preferred stock from 10,000,000 to 25,000,000 shares.
Our board of directors has authority to issue shares of authorized preferred stock in one or more classes or series having such rights and preferences as may be determined by our board of directors, subject to the limits provided by Maryland law, including dividend rights, dividend rates, any conversion or exchange rights, the price and rate of exchange of any conversion or exchange, any voting rights, rights and terms of redemption (including sinking fund provisions), the liquidation preferences and any other terms, rights, preferences, privileges and restrictions of any new series of preferred stock and the number of shares constituting such series and the designation thereof. No stockholder approval is required for the issuance of authorized shares of preferred stock except to the extent mandated by rules of the NYSE or any other exchange on which our common stock is then-listed for trading.
On June 16, 2005, we filed Articles Supplementary to our charter to classify and designate 4,830,000 shares of authorized but unissued preferred stock as 9.125% Series A Cumulative Redeemable Preferred Stock, or Series A Preferred Stock, in connection with a financing transaction that closed on June 21, 2005. As of March 15, 2006, 4,500,000 shares of our Series A Preferred Stock are issued and outstanding, leaving only 5,500,000 shares of authorized preferred stock currently available to classify or reclassify, designate and issue.
Our board of directors believes that having 5,500,000 shares of authorized preferred stock currently available for future classification, designation and issuance is insufficient to enable us to respond to potential financing opportunities. Our board of directors wishes to preserve maximum flexibility to issue preferred stock in public offerings, in private transactions with institutional investors or in other transactions in which the investor wishes to hold a senior security. In order to maintain our status as a REIT for federal income tax purposes, we are required to distribute 90% of our REIT taxable income (excluding capital gains). Accordingly, our ability to grow depends on our ability to access external sources of capital at attractive rates. The increase in the number of authorized shares of preferred stock is recommended by our board of directors in order to provide the maximum flexibility in raising capital. Following the approval of this proposal, our authorized capitalization will be 300,000,000 shares of common stock and 25,000,000 shares of preferred stock.
In addition to the corporate purposes discussed above, the proposed increase in the number of authorized preferred shares, under certain circumstances, may have an anti-takeover effect, although this is not the present intent of our board of directors. For example, it may be possible for the board of directors to delay or impede a takeover or transfer of control of us by causing such additional authorized shares to be issued to holders who might side with our board of directors in opposing a takeover bid that our board of directors determines is not in our best interest or in the best interest of our stockholders. Also, by increasing the number of outstanding shares of preferred stock, the interest of the party attempting to gain control of us could be diluted. The increased number of shares of authorized preferred stock, therefore, may have the effect of discouraging unsolicited takeover attempts. However, our board of directors did not propose the increase in authorized preferred shares with the intent that it be utilized as a type of anti-takeover device.
Issuance of classes or series of our preferred stock could result in one or more of the following detriments:

•	The shares of our preferred stock will likely have priority over the shares of our common stock in the payment of dividends and/or liquidating distributions.

•	The issuance of shares of our preferred stock bearing preferential dividends, whether at fixed or floating rates, could reduce funds from operations available for distribution to holders of our common stock.

•	Conversion of shares of any class or series of our preferred stock that is convertible into our common stock could result in diluting the interests of holders of shares of our common stock.
We reserve the right to seek further increases in the number of authorized shares of preferred stock from time to time in the future as considered appropriate by our board of directors.
Vote Required for Approval of Amendment to our Charter
In order to approve this proposal to amend our charter, the affirmative vote of a majority of all votes entitled to be cast by our stockholders on the matter is required. If the proposed amendment to our charter is approved by our stockholders, it will become effective when the Articles of Amendment are filed with, and accepted for record by, the State Department of Assessments and Taxation of the State of Maryland, as required by Maryland law.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU
VOTE “FOR” THE APPROVAL OF THE PREFERRED STOCK
CHARTER AMENDMENT AS DESCRIBED ABOVE.

PROPOSAL 4

APPROVAL OF OWNERSHIP RESTRICTION CHARTER AMENDMENT
At the Annual Meeting, stockholders will be asked to approve an amendment to Section 5.2 of Article V of our charter to make certain changes to the restrictions on transfer and ownership of capital stock contained in our charter, as set forth in the Ownership Restriction Charter Amendment attached as Annex C to this proxy statement and incorporated herein by reference.
Mr. Einhorn and the Greenlight Parties have an interest in the outcome of this proposal. For additional information regarding their interest in this proposal, see the material under the heading “Certain Relationships and Related Transactions” below.
Certain Changes to Restrictions on Transfer and Ownership of Capital Stock
Our board of directors has approved, deems advisable and recommends that our stockholders vote in favor of the amendment of Section 5.2 of Article V of our charter to provide for certain changes to restrictions on transfer and ownership of our capital stock as set forth below.
In order to preserve our status as a REIT under the U.S. Internal Revenue Code, Section 5.2 of Article V of our charter generally prohibits any single stockholder, or any group of affiliated stockholders, from beneficially owning more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of any class or series of our capital stock. (Such ownership limit is referred to in this proposal as the “Ownership Limit”). Our charter allows our board of directors to grant an exemption from the Ownership Limit in its sole discretion, subject to such conditions, representations and undertakings as it may determine that are consistent with ensuring compliance with the REIT provisions of the U.S. Internal Revenue Code. In order for our board of directors to grant such an exemption for a particular stockholder, our charter requires our board of directors to reduce the Ownership Limit applicable to all other stockholders. Our board of directors believes that this restriction may needlessly reduce the Ownership Limit applicable to the vast majority of stockholders at a time when our board of directors provides exceptions to one or more stockholders who have holdings in excess of 9.8%. In addition, this restriction may make stock buy-back more difficult. Our board of directors has approved and deems advisable the amendment of the definition of “Excepted Holder Limit” in Section 5.2 of Article V of our charter to allow our board of directors to grant exemptions from the Ownership Limit without having to reduce the ownership limit applicable to all other stockholders.
In addition, Section 5.2(h) of Article V of our charter provides that our board of directors may from time to time increase or decrease the Ownership Limit; provided, however, that among other things, no increase may be made if, after giving effect to such increase, five stockholders could beneficially or constructively own in the aggregate more than 50% in value of the shares then outstanding. Our board of directors believes that this restriction is unnecessary and limiting. Our board of directors has approved and deems advisable the amendment of the restriction in Section 5.2(h) of Article V of our charter such that no increase of the Ownership Limit may be made if after giving effect to such increase, the company would otherwise fail to qualify as a REIT.
Lastly, our board of directors has approved and deems advisable the amendment of Section 5.2 of Article V of our charter to provide clarifying language in several instances where needed, including the legend to be placed on stock certificates and the prohibition on record ownership of shares of our capital stock by “disqualified organizations” (as such term is defined in Section 860E(e)(5) of the U.S. Internal Revenue Code).

If our stockholders do not approve the Ownership Restriction Charter Amendment, we will be required to reduce the Ownership Limit on May 11, 2006 pursuant to our agreement with the Greenlight Parties dated March 14, 2006. This new Ownership Limit will be based on the amount necessary to allow the Greenlight Parties to own 19.6% of our capital stock, provided that the new Ownership Limit will not be less than 5%. To the extent that a new Ownership Limit of 5% would result in five “persons” being theoretically able to own more than 50% of our capital stock, the percentage the Greenlight Parties will be permitted to own will be reduced from 19.6% to the percentage that would not result in five “persons” being theoretically able to own more than 50% of our capital stock. Our charter, however, does not allow us to reduce the Ownership Limit for any stockholder to the extent they own shares in excess of the newly adjusted Ownership Limit. For example, if our top four stockholders other than the Greenlight Parties would own 9.8% , 9.0%, 5.4% and 4.0%, we would reduce the Ownership Limit to 5.2%, but the stockholders owning 9.8%, 9.0% and 5.4% would not have their shares in excess of 5.2% placed into trust. If the Ownership Restriction Charter Amendment is approved by our stockholders at the Annual Meeting, no such reduction in the Ownership Limit will be required. For additional information regarding the agreement with the Greenlight Parties dated March 14, 2006, see the material under the heading “Certain Relationships and Related Transactions” below.
Vote Required for Approval of Amendment to our Charter
In order to approve this proposal to amend our charter, the affirmative vote of a majority of all votes entitled to be cast by our stockholders on the matter is required. If the proposed amendment to our charter is approved by our stockholders, it will become effective when the Articles of Amendment are filed with, and accepted for record by, the State Department of Assessments and Taxation of the State of Maryland, as required by Maryland law.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR” THE APPROVAL OF THE OWNERSHIP RESTRICTION
CHARTER AMENDMENT AS DESCRIBED ABOVE.

CORPORATE GOVERNANCE

Our board of directors is responsible for overseeing our direction, affairs and management. Our bylaws allow our board of directors to fix the number of our directors. Currently, our board of directors has set the number of directors at 11 members.
Set forth below is information on each of the seven directors whose three-year terms of office will continue after the Annual Meeting.
Director Biographical Information
CLASS I DIRECTORS—Term expires in 2007

FREDRIC J. FORSTER	Director
Age 61	Director since 1997
Mr. Forster has served on our board of directors since July 1997. Mr. Forster has been a private investor and business consultant since January 1998. From March 1999 to May 2001, Mr. Forster was a director of and consultant to LoanTrader, a private company that developed a Web site serving mortgage brokers and lenders. Previously, Mr. Forster was a Principal of Financial Institutional Partners from November 1996 until December 1998. Prior to that, he served as President and Chief Operating Officer of H.F. Ahmanson and Company, and its subsidiary, Home Savings of America. Mr. Forster received his Masters Degree in Business Administration from Harvard Business School and his Bachelor’s degree in Physics from Princeton University.

EDWARD F. GOTSCHALL	Vice Chairman-Finance
Age 51	Director since 1995
Mr. Gotschall, one of our co-founders, has been the Vice Chairman-Finance of our board of directors since July 2004, a Vice Chairman of our board of directors since December 1996 and one of our directors since November 1995. Prior to being appointed Vice Chairman-Finance, Mr. Gotschall served as our Chief Financial Officer from August 1998 to July 2004 and our Chief Operating Officer Finance/Administration from December 1995 to August 1998. Mr. Gotschall also served as a director of New Century Mortgage from August 1995 to April 2005, was its Executive Vice President from December 1995 to March 2004 and its Chief Financial Officer from August 1995 to February 2002. Mr. Gotschall is also Chief Financial Officer and a director of NC Capital Corporation, or NC Capital, one of our wholly-owned operating subsidiaries. From April 1994 to July 1995, he was the Executive Vice President/Chief Financial Officer of Plaza Home Mortgage and a director of Option One. Mr. Gotschall was one of the co-founders of Option One and from December 1992 to April 1994, Mr. Gotschall served as its Executive Vice President/Chief Financial Officer. From January 1991 to July 1992, he was the Executive Vice President/Chief Financial Officer of The Mortgage Network, Inc., a retail mortgage banking company. Mr. Gotschall received his Bachelors of Science in Business Administration degree from Arizona State University.

RICHARD A. ZONA	Director
Age 61	Director since 2000
Mr. Zona has served on our board of directors since June 2000. Mr. Zona has been Chairman and Chief Executive Officer of Zona Financial, a private financial advisory firm, since 2000. Previously, Mr. Zona was Vice Chairman of U.S. Bancorp, a bank holding company, from 1996 to 2000, and Chief Financial Officer of U.S. Bancorp from 1989 to 1996. He currently serves as a director of Piper Jaffray Companies, a public securities firm, a director of Polaris Industries, a public company that manufactures snowmobiles, all-terrain vehicles and related equipment and an advisory board member of Goldner, Hahn, Johnson and Morrison, a private equity firm. Mr. Zona served as a director of ING Direct Bank until June 2005 and a director of Shopko Stores, a public company and retailer of goods and services, until December 2005. Mr. Zona was a partner at Ernst & Young from

1979 to 1989. Mr. Zona received his Bachelors of Science in Business Administration degree from the Roosevelt University and is a Certified Public Accountant.
CLASS II DIRECTORS—Term expires in 2008

MARILYN A. ALEXANDER	Director
Age 54	Director since 2005
Ms. Alexander has served on our board of directors since May 2005. Ms. Alexander has worked as a consultant focusing on strategy, diagnostics, and process redesign for senior executives of corporations and not-for-profit organizations since 2003. Previously, from May 2000 to November 2003, Ms. Alexander was Senior Vice President and Chief Financial Officer of the Disneyland Resort in California. From October 1992 to May 2000, Ms. Alexander held both marketing and financial executive positions at the Walt Disney World Resort in Florida. Prior to her time at Walt Disney, Ms. Alexander held executive positions with Marriott Corporation from July 1985 to September 1992. Ms. Alexander’s last executive position with Marriott Corporation was as Vice President, Financial Planning and Analysis from September 1988 to September 1992. From August 1981 to July 1985, Ms. Alexander was a managing consultant for Cresap, a division of Towers Perrin. Since November 2004, Ms. Alexander has served on the board of trustees, audit committee and nominating and governance committee of Equity Office Properties Trust, the nation’s largest building owner and manager, based on market capitalization and square footage. Ms. Alexander has also served as a member of the board of governors and a member of the finance and audit committee of the board of trustees of Chapman University in Orange, California since 2002. Ms. Alexander is a founding board member and has served as President of the Breast Health Awareness Foundation in Tustin, California since July 2004. Ms. Alexander received a bachelor’s degree from Georgetown University and a Masters of Business Administration degree from the Wharton Graduate School of the University of Pennsylvania and is a Certified Public Accountant.

HAROLD A. BLACK, PH.D.	Director
Age 60	Director since 2004
Dr. Black was appointed to serve on our board of directors in June 2004. Dr. Black has served as the James F. Smith, Jr. Professor of Financial Institutions at the University of Tennessee, Knoxville since 1987. From 1987 to 1995, he was Head, Department of Finance, College of Business Administration of the University of Tennessee. Prior to joining the faculty at the University of Tennessee, Knoxville, Dr. Black served on the faculties of American University, Howard University, the University of North Carolina—Chapel Hill and the University of Florida. His government service includes being Deputy Director, Department of Economic Research and Analysis, Office of the Comptroller of the Currency from 1976 to 1978 and board member of the National Credit Union Administration from 1979 to 1981. Dr. Black served as a director from 1990 to 1994, and Chairman in 1992, of the Nashville Branch of the Federal Reserve Bank of Atlanta, as a public interest member of the Federal Deposit Insurance Corporation’s Savings Association Insurance Fund Advisory Committee from 1994 to 1998 and as a director of H.F. Ahmanson & Co., the parent company of Home Savings of America prior to its merger with Washington Mutual Savings Bank, from 1995 to 1998. Dr. Black received his undergraduate degree from the University of Georgia and his M.A. and Ph.D. degrees from the Ohio State University.

BRAD A. MORRICE	Vice Chairman, President and
Age 49	Chief Operating Officer Director since 1995
Mr. Morrice, one of our co-founders, has been a Vice Chairman of our board of directors since December 1996, our President and one of our directors since 1995 and our Chief Operating Officer since January 2001. Mr. Morrice also served as our General Counsel from December 1995 to December 1997 and our Secretary from December 1995 to May 1999. In addition, Mr. Morrice serves as a member of the board of directors and Chief Executive Officer of New Century Mortgage and Chairman of the board of directors and Chief Executive Officer of NC Capital. From February 1994 to March 1995, he was the President and Chief Operating Officer-Administration of Plaza Home Mortgage, after serving as its Executive Vice President, Chief Administrative Officer since February 1993. In addition, Mr. Morrice served as General Counsel and a director of Option One. From August 1990 to January 1993, Mr. Morrice was a partner in the law firm of King, Purtich & Morrice, where he specialized in the legal representation of mortgage banking companies. Mr. Morrice previously practiced law at the firms of Fried, King, Holmes & August, and Manatt, Phelps & Phillips. He received his J.D. degree from the University of California, Berkeley (Boalt Hall) and a Masters of Business Administration degree from Stanford University.

MICHAEL M. SACHS	Director
Age 64	Director since 1995
Mr. Sachs has served on our board of directors since November 1995. Mr. Sachs has been Chairman of the board of directors and Chief Executive Officer of Westrec Financial, an operator of marinas and related businesses, since 1990. He has also served as Chairman of the board of directors and Chief Executive Officer of Pinpoint Integrated Systems, a manufacturer of various high tech systems used primarily by the military, since December 1995. Mr. Sachs received his Bachelors of Science degree in Accounting from the University of Illinois and his Juris Doctorate degree from Stanford University. He is a Certified Public Accountant and an attorney.
Committees of our Board of Directors
Our board of directors has an audit committee, a compensation committee, an executive committee, a finance committee, a governance and nominating committee, a public and community affairs committee and a stock option committee. The following table sets forth the committee assignments for each director.

					Governance	Public and
					and	Community	Stock
Director	Audit	Compensation	Executive	Finance	Nominating	Affairs	Option

Marilyn A. Alexander (1)	√			Chair	√	√

Harold A. Black		√				Chair

Robert K. Cole			Chair

David Einhorn

Fredric J. Forster (2)		√	√		√

Edward F. Gotschall				√		√

Donald E. Lange (3)	√	Chair			√

Brad A. Morrice							√

William J. Popejoy (4)		√			Chair	√

Michael M. Sachs	Chair	√	√	√

Terrence P. Sandvik (5)

Richard A. Zona	√		√	√

(1)	Our board of directors approved the appointment of Ms. Alexander as a member of our audit committee on May 17, 2005, as a member of our governance and nominating committee on May 17, 2005, as a member of our public and community affairs committee on May 17, 2005 and as the chair of our finance committee on January 9, 2006.

(2)	Our board of directors approved the appointment of Mr. Forster as our Lead Independent Director on September 19, 2005.

(3)	Our board of directors approved the appointment of Mr. Lange as the chair of our compensation committee on October 26, 2005.

(4)	Our board of directors approved the appointment of Mr. Popejoy as a member of our public and community affairs committee on May 17, 2005 and as a member of our compensation committee on December 15, 2005.

(5)	Mr. Sandvik was a member of our compensation committee until his resignation from our board of directors as of May 17, 2005.

Lead Independent Director
Our board of directors has appointed a non-management director to serve in a lead capacity, or the Lead Independent Director, to coordinate the activities of the other non-management directors, and to perform such other duties and responsibilities as our board of directors may determine. Currently, the Lead Independent Director is Fredric J. Forster.
The role of the Lead Independent Director includes:

•	setting the agendas and presiding at the executive sessions of our non-management and independent directors;

•	consulting with our Chairman regarding our board of directors’ meeting agendas and schedule;

•	acting as liaison to our stockholders who request direct communication with our board of directors;

•	facilitating communication between our independent directors and our Chairman, though all of our directors continue to interact with our Chairman as appropriate; and

•	performing any other functions that may be specified by our board of directors.
Compensation Committee
Between January 1, 2005 and May 16, 2005, the members of our compensation committee were Messrs. Black, Forster, Lange, Popejoy, Sachs and Sandvik, all of whom are independent within the meaning of the director independence standard of the NYSE and our Corporate Governance Guidelines. Between May 17, 2005 and December 14, 2005, the members of our compensation committee were Messrs. Black, Forster, Lange and Sachs. Since December 15, 2005, the members of our compensation committee have been Messrs. Black, Forster, Lange, Popejoy and Sachs, all of whom are independent directors within the meaning of the director independence standard of the NYSE and our Corporate Governance Guidelines. Mr. Forster served as the chair of our compensation committee between January 1, 2005 and October 25, 2005. Since October 26, 2005, Mr. Lange has served as the chair of our compensation committee.
Our compensation committee operates under a written charter, which is available on the Investor Relations section of our World Wide Web site at http://www.ncen.com/investor_relations/corporate_governance/index.html. Any stockholder also may obtain a copy of our compensation committee charter, free of charge, by sending a request in writing to: New Century Financial Corporation, Investor Relations Department, 18400 Von Karman Avenue, Suite 1000, Irvine, CA 92612. Our compensation committee has the responsibility for making recommendations to our board of directors regarding the compensation and other benefits payable to our executive officers. It is also responsible for administering incentive compensation and benefit plans, including the New Century Financial Corporation 1995 Stock Option Plan, the New Century Financial Corporation 1999 Incentive Compensation Plan, or the 1999 Plan, and the 2004 Plan.
Executive Committee
The members of our executive committee are Messrs. Cole, Forster, Sachs and Zona. Mr. Cole is the chair of our executive committee. From time to time, our board of directors delegates special powers and authority to our executive committee.
Finance Committee
Our finance committee was formed on January 9, 2006. Since formation, the members of the finance committee have been Ms. Alexander, Mr. Gotschall, Mr. Sachs and Mr. Zona. Our finance committee is responsible for reviewing our (i) quarterly financial performance in comparison to our strategic plan and operating budget, (ii) long-term financial strategies and plans, (iii) capital allocation policies and practices, (iv) mortgage loan sales and securitizations, (v) capital budget, (vi) loan performance, including the adequacy of loan loss reserves, (vii) financial exposure associated with our loan origination and sale activities, (viii) significant financial exposures and contingent liabilities, including asset/liability management and interest rate risk management, (ix) stock repurchases, stock splits and dividends, and (x) proposed mergers, acquisitions, divestitures and strategic investments. Ms. Alexander is the chair of our finance committee. Our finance committee operates under a written charter, which is available on the Investor Relations section of our World Wide Web site at http://www.ncen.com/investor_relations/corporate_governance/index.html. Any stockholder also may obtain a copy of our finance committee charter, free of charge, by sending a request in writing to: New Century Financial Corporation, Investor Relations Department, 18400 Von Karman Avenue, Suite 1000, Irvine, CA 92612.
Governance and Nominating Committee
Between January 1, 2005 and May 16, 2005, the members of our governance and nominating committee were Messrs. Black, Forster, Lange, Popejoy and Sachs, all of whom are independent within the meaning of the director independence standard of the NYSE and our Corporate Governance Guidelines. Since May 17, 2005, the members of our governance and nominating committee have been Messrs. Forster, Lange and Popejoy and Ms. Alexander, all of whom are independent within the meaning of the director independence standard of the NYSE and our Corporate Governance Guidelines. Mr. Popejoy is the chair of our governance and nominating committee.
Our governance and nominating committee operates under a written charter, which is available on the Investor Relations section of our World Wide Web site at http://www.ncen.com/investor_relations/corporate_governance/index.html. Any stockholder also may obtain a copy of our governance and nominating committee charter, free of charge, by sending a request in writing to: New Century Financial Corporation, Investor Relations Department, 18400 Von Karman Avenue, Suite 1000, Irvine, CA 92612. Our governance and nominating committee has the responsibility for (i) nominating persons to fill director vacancies, (ii) recommending to our board of directors the slate of director nominees to be proposed by our board of directors to the stockholders annually, (iii) evaluating our corporate governance practices, and (iv) recommending to our board of directors corporate governance practices and policies.
Public and Community Affairs Committee
Between January 1, 2005 and May 16, 2005, the members of our public and community affairs committee were Dr. Black and Mr. Gotschall. Since May 17, 2005, the members of our public and community affairs committee have been Ms. Alexander, Dr. Black, Mr. Gotschall and Mr. Popejoy. Our public and community affairs committee is responsible for overseeing, evaluating and reviewing our responsible lending and servicing activities, corporate sponsorships, philanthropic and community service activities, public policy activities and other activities that affect our public image and reputation. Dr. Black is the chair of our public and community affairs committee. Our public and community affairs committee operates under a written charter, which is available on the Investor Relations section of our World Wide Web site at http://www.ncen.com/investor_relations/corporate_governance/index.html. Any stockholder also may obtain a copy of our public and community affairs committee charter, free of charge, by sending a request in writing to: New Century Financial Corporation, Investor Relations Department, 18400 Von Karman Avenue, Suite 1000, Irvine, CA 92612.
Stock Option Committee
During 2005, Mr. Morrice was the sole member of the stock option committee. Our stock option committee operates under a written charter and is responsible for discharging the responsibilities of our board of directors and compensation committee relating to compensation of our employees who are not executives or directors, in accordance with applicable rules and regulations. The compensation committee has the authority to set policies, procedures and limitations for the stock option committee and the stock option committee is required to act within any such policies, procedures and limitations.

Audit Committee
Between January 1, 2005 and May 16, 2005, the members of our audit committee were Messrs. Forster, Lange, Sachs and Zona, all of whom are independent within the meaning of Securities and Exchange Commission regulations, the director independence standard of the NYSE and our Corporate Governance Guidelines. Since May 17, 2005, the members of our audit committee have been Ms. Alexander and Messrs. Lange, Sachs and Zona, all of whom are independent within the meaning of Securities and Exchange Commission regulations, the director independence standard of the NYSE and our Corporate Governance Guidelines. Mr. Sachs is the chair of our audit committee. Our board of directors has determined that each of Ms. Alexander, Mr. Lange, Mr. Sachs and Mr. Zona satisfy the requirements for an audit committee financial expert pursuant to the rules adopted by the Securities and Exchange Commission.
In 2005, Mr. Zona served on the audit committees of three public companies other than New Century. On March 1, 2006, our board of directors determined that Mr. Zona’s service on the other audit committees would not impair his ability to effectively serve on our audit committee.
Our audit committee operates under a written charter, which is available on the Investor Relations section of our World Wide Web site at http://www.ncen.com/investor_relations/corporate_governance/index.html. In addition, a copy of our audit committee charter is included as Annex D to this proxy statement. Any stockholder also may obtain a copy of our audit committee charter, free of charge, by sending a request in writing to: New Century Financial Corporation, Investor Relations Department, 18400 Von Karman Avenue, Suite 1000, Irvine, CA 92612.
Our audit committee is responsible for, among other things, overseeing our accounting and financial reporting processes and audits of our financial statements, and for monitoring the integrity of our financial reporting process and systems of internal controls. It is also responsible for pre-approving all audit and non-audit services to be provided by our Independent Registered Public Accounting Firm.
Auditor Fees
KPMG LLP, an independent registered public accounting firm, audited our financial statements for the year ended December 31, 2005. Our audit committee has not yet selected an independent accounting firm for the year ended December 31, 2006. Our audit committee will make its selection after it has received and reviewed audit proposals for the year.
The following table shows the fees that were billed to us by KPMG LLP for fiscal years 2005 and 2004:

	2005	2004

Audit Fees (1)	$2,319,347	$1,783,100

Audit-Related Fees (2)	598,815	407,555

Tax Fees (3)	429,619	844,103

All Other Fees (4)	461,000	541,950

Total	$3,808,781	$3,576,708

(1)	Audit fees represent fees for services rendered for the audit of our annual financial statements, review of our quarterly financial statements, internal control over financial reporting and services in connection with statutory and regulatory filings.

(2)	Audit-related fees represent fees for other assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, or services that are normally provided in connection with our employee benefit plan, services relating to structured financings and other attestation services.

(3)	Tax fees include fees for tax consultation and tax compliance services.

(4)	All other fees represent fees for products and services other than the services reported above.

All audit-related services, tax services and other services rendered by KPMG LLP were pre-approved by our audit committee, which concluded that the provision of those services was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
Our audit committee has adopted a policy and procedure requiring that we obtain approval before we engage our Independent Registered Public Accounting Firm to perform audit or non-audit services. The services can be pre-approved by our audit committee or by any member or members of our audit committee to whom authority for pre-approval has been delegated, provided that no member has authority to approve any non-audit services that are expected to result in fees for the engagement or during any calendar year of over $50,000, or that are expected to be completed after 12 months from the date of the engagement. Any approvals by a member are reported to our audit committee, for informational purposes, at its next regular meeting.
Our audit committee may, on a quarterly basis, pre-approve non-audit services, provided that the description is sufficiently detailed so that the audit committee knows precisely what services it is being asked to pre-approve and can make a well-reasoned assessment of the impact of those services on our Independent Registered Public Accounting Firm’s independence. Our audit committee receives quarterly reports on all services rendered and fees billed by our Independent Registered Public Accounting Firm.
Attendance at Board, Committee and Stockholder Meetings
During 2005, our board of directors met 17 times, our audit committee met 10 times, our compensation committee met 12 times, our governance and nominating committee met five times, our executive committee met four times and our public and community affairs committee met five times. Our finance committee was formed in January 2006 and, therefore, did not meet during 2005. Each director attended at least 75% of the meetings of our board of directors and the committees on which he or she served.
As set forth in our Corporate Governance Guidelines, our directors are expected to attend the annual meetings of stockholders. Messrs. Black, Cole, Forster, Gotschall, Lange, Morrice, Popejoy and Sachs and Ms. Alexander attended our 2005 annual meeting of stockholders in person. We expect that most, if not all, of our directors will be able to attend our 2006 annual meeting of stockholders in person.
Compensation of Directors; Director Stock Ownership Guidelines
Directors who are also our employees do not receive any compensation for serving on our board of directors.

Cash Compensation
In 2005, we paid our non-employee directors a retainer of $35,000. We also paid the chair of our audit committee an additional retainer of $7,795, the chair of our compensation committee an additional retainer of $6,677 (Mr. Forster received $2,228 for the portion of the year that he was chair of our compensation committee and Mr. Lange received $4,449 for the portion of the year that he was chair of our compensation committee) and the chairs of both our governance and nominating committee and our public and community affairs committee an additional retainer of $5,000. Mr. Forster received an additional retainer of $66,028 for the portion of the year he served as lead director.
In 2006, we expect to pay each of our non-employee directors a retainer of $35,000, our lead director an additional annual retainer of $100,000, the chair of our audit committee an additional annual retainer of $10,000, the chair of our compensation committee an additional annual retainer of $8,000 and the chairs of each of our governance and nominating committee, our public and community affairs committee and our finance committee an additional annual retainer of $5,000.
We also pay a fee of $2,500 to our non-employee directors for each board and committee meeting attended even if a board and committee meeting occur on the same day; provided that the chair of the applicable committee has the authority to declare that the fee not be paid for a meeting for which the combined preparation and meeting time is insignificant.

Our board of directors has designated Dr. Black to serve as the board liaison to our National Community Advisory Council. The purpose of our National Community Advisory Council is, among other things, to provide guidance in the improvement and enhancement of our lending practices and controls to ensure fair, non-discriminatory lending to borrowers and to advise us on how to enhance our product offerings and programs and expand our outreach efforts and involvement in communities that have traditionally had less access to affordable mortgage credit. For his services as board liaison, Dr. Black is paid $5,000 for each National Community Advisory Council meeting attended. We anticipate that our National Community Advisory Council will meet two times in 2006 as a group and our board of directors has determined that Dr. Black’s service as board liaison for our National Community Advisory Council does not affect its determination that Dr. Black is independent within the meaning of the director independence standard of the NYSE and our Corporate Governance Guidelines.
In addition, we reimbursed our non-employee directors for reasonable expenses incurred by them in connection with their attendance of meetings of our board of directors and its committees.
Equity-Based Compensation
Non-employee directors also receive a non-cash, equity-based component of compensation for their board service. Our program of equity-based compensation for non-employee directors consists of annual equity-based awards to non-employee directors and one-time awards granted to new non-employee directors.
After the 2005 annual meeting of stockholders, we granted each of our continuing non-employee directors a stock option under the 2004 Plan to purchase 12,500 shares of our common stock. These stock options vested immediately upon the grant date. Ms. Alexander was newly-elected to our board of directors at the 2005 annual meeting. We granted Ms. Alexander a stock option to purchase 22,500 shares of our common stock in connection with her election. The stock options granted to Ms. Alexander are scheduled to vest as to one-third of the shares subject thereto on each of the first, second, and third anniversaries of the date of grant of the options. The per share exercise price of each of the stock options we granted in 2005 to our non-employee directors, including Ms. Alexander, was $46.39, the closing market price of a share of our common stock on the date of grant of the awards.
In October 2005, our board of directors, upon recommendation of the compensation committee of our board of directors, determined that, beginning with the Annual Meeting, each non-employee director would receive annual equity-based awards with a grant-date value of $100,000. In addition, our board of directors, upon recommendation of the compensation committee of our board of directors, also revised the equity-based compensation to be given to each new non-employee director such that each new non-employee director would receive equity-based awards with a grant-date value of $180,000 at the time of his or her election or appointment. In the case of both the annual and the new director equity-based compensation grants, the grant-date target value of stock options would be based on a Black-Scholes or similar model, restricted stock value would be based on the value of the shares at the time of grant, and the value of dividend equivalent rights would be based on the dividends projected to be paid over a three-year term for the award. The specific combination of stock options, restricted stock, and dividend equivalent rights to be awarded in connection with the Annual Meeting, as well as the specific terms of those grants, have not yet been determined. The specific combination of stock options, restricted stock, and dividend equivalent rights to be awarded to each new non-employee directors, as well as the specific terms of those grants, will be determined by our board of directors at the time of the new director’s appointment or election.
Deferred Compensation Plan
Under our Directors Deferred Compensation Plan, each of our non-employee directors may elect in advance to defer payments of 50%, 75% or 100% of their cash retainer (but not meeting fees) on an annual basis. The amount that a director elects to defer pursuant to this plan is credited to a bookkeeping account in the form of “stock units.” A “stock unit” is a non-voting unit of measurement, which is deemed solely for bookkeeping purposes under this plan to be equivalent to one outstanding share of our common stock. The number of stock units credited to a participant’s bookkeeping account under this plan will equal the amount of the retainer deferred by the director divided by the fair market value of one share of our common stock as of the date that the amount would have otherwise been paid to the director. When the director is no longer a member of our board of directors, the director will be entitled to receive one share of our common stock (or its cash equivalent) for each stock unit that has been credited to the director’s account under this plan. Stock units credited under this plan will be adjusted to reflect any cash dividends, stock splits, stock dividends or similar changes in capitalization.
Director Stock Ownership Guidelines
In October 2005, our board of directors, upon recommendation of the compensation committee of our board of directors, approved stock ownership guidelines for our non-employee directors. Under these guidelines, each non-employee director will have three years to accumulate qualifying shares equal in value to seven times the director’s annual retainer. Qualifying shares are shares of our common stock owned directly by the director, the director’s spouse and the director’s children (under the age of 18) that are (i) purchased on the open market, (ii) obtained through stock option exercises, (iii) restricted stock awards, (iv) held in trusts in which the director is a trustee with voting and investment power and (v) deferred stock units under our Directors Deferred Compensation Plan. Vested but unexercised stock options do not count as qualifying shares. Non-employee directors who have not yet met the stock ownership guidelines will be granted restricted stock in lieu of 50% of their annual retainer until the stock ownership limit is achieved, subject to the director’s continued service through that date. These shares of restricted stock will vest on the first anniversary of the grant date. Non-employee directors that meet the stock ownership guidelines will have the option to accept up to 50% of their annual retainer in restricted stock rather than cash.
Director Nominations
Qualification of Candidates and Board Independence
Our Corporate Governance Guidelines include criteria that apply to the screening and recommendation by our governance and nominating committee of candidates to fill vacancies or stand for election to our board of directors. Under these criteria, candidates are considered on the basis of their integrity, experience, achievements, judgment, intelligence, understanding of the business in which we are engaged, and their willingness to devote adequate time to fulfilling the responsibilities of a director. In recommending a candidate, our governance and nominating committee considers our board of directors’ overall balance of diversity of perspectives, backgrounds and experience—all in the context of an assessment of the perceived needs of our board of directors.
Our governance and nominating committee also seeks to ensure that at least a majority of the directors are independent under any applicable legal and regulatory standards, as well as the applicable listing standards of any market on which our securities are listed for trading. In March 2006, our board of directors determined that eight of its 11 members are independent within the meaning of the director independence standard of the NYSE and our Corporate Governance Guidelines. Our board of directors has determined that each of the director nominees standing for election, except Mr. Cole, and each of the members of each committee of our board of directors, except Mr. Cole, who serves on the executive committee, Mr. Gotschall, who serves on the finance committee and the public and community affairs committee and Mr. Morrice, who serves on the stock option committee, has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and is independent within the meaning of the director independence standard of the NYSE and our Corporate Governance Guidelines. Finally, the composition of our board of directors must be such that the members of our audit committee meet the financial literacy requirements under the applicable listing standards, and at least one of the members of our audit committee qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. Our board of directors has determined that all four of our audit committee members satisfy the requirements for an audit committee financial expert pursuant to the rules adopted by the Securities and Exchange Commission.

Process for Identifying and Evaluating Candidates
Candidates may come to the attention of our governance and nominating committee through current members of our board of directors or professional search firms. In addition, our governance and nominating committee will consider director candidates properly submitted by our stockholders or other persons. Initially, our governance and nominating committee will determine whether the candidates meet the requisite qualifications and criteria and have any specific qualities or skills being sought at that point in time. Our governance and nominating committee evaluates the candidates by reviewing their biographical information and qualifications and checking their references. Qualified candidates are then interviewed by one or more members of our governance and nominating committee. Depending on the outcome of these interviews, candidates may meet with our chief executive officer and other members of our board of directors and, using input from these interviews and the information obtained, our governance and nominating committee will determine whether the prospective candidate is qualified to serve as a director and whether he or she should be recommended to our board of directors. Candidates recommended by our governance and nominating committee are then presented to our board of directors for selection to fill a vacancy or as nominees for election by our stockholders. Our governance and nominating committee expects that a similar process will be used to evaluate candidates recommended by our stockholders.
Nominees for Election at the Annual Meeting
All of the nominees for election as Class III directors at the Annual Meeting, namely Robert K. Cole, David Einhorn, Donald E. Lange and William J. Popejoy have previously served as directors of New Century. Our governance and nominating committee approved the re-election of Robert K. Cole, David Einhorn, Donald E. Lange and William J. Popejoy as Class III directors.
Compensation Committee Interlocks and Insider Participation
No member of our compensation committee is a former or current officer or employee of New Century or any of its subsidiaries. No executive officer is a former or current member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.
Executive Sessions
Executive sessions of non-management directors are held at least three times a year. At each meeting, our Lead Independent Director presides. Any non-management director can request that an additional executive session be scheduled. In 2005, the directors met in executive session nine times.
Our Codes of Conduct and Ethics
We have a Code of Business Conduct and Ethics, which is applicable to all of our employees, officers and directors. We also have a Code of Ethics for Senior Financial Officers, which is applicable to our chief executive officer, vice chairman—finance, president and chief operating officer, chief financial officer and other senior financial officers. Both codes are posted on the Investor Relations section of our World Wide Web site at http://www.ncen.com/investor_relations/corporate_governance/index.html. Any stockholder also may obtain a copy of these codes, free of charge, by sending a request in writing to: New Century Financial Corporation, Investor Relations Department, 18400 Von Karman Avenue, Suite 1000, Irvine, CA 92612. We intend to post amendments to these codes on our World Wide Web site as well as any waivers involving any executive officers, senior financial officers or directors.

Our Corporate Governance Guidelines
We have Corporate Governance Guidelines, which are posted on the Investor Relations section of our World Wide Web site at http://www.ncen.com/investor_relations/corporate_governance/index.html. Any stockholder also may obtain a copy of our Corporate Governance Guidelines, free of charge, by sending a request in writing to: New Century Financial Corporation, Investor Relations Department, 18400 Von Karman Avenue, Suite 1000, Irvine, CA 92612.
Communications with our Board of Directors
Stockholders and other parties interested in communicating directly with our board of directors, the chairmen of our committees or the non-management directors as a group may do so by mailing the communication care of our corporate secretary, New Century Financial Corporation, 18400 Von Karman, Suite 1000, Irvine, California 92612. Our board of directors has approved a process for handling letters received by us and addressed to our board of directors, one or more of the chairmen of our committees or the non-management directors as a group. That process requires our corporate secretary to review all such correspondence and regularly forward to our board of directors a summary of all such correspondence and copies of all correspondence that, in the opinion of our corporate secretary, deals with the functions of our board of directors or the committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by us that is addressed to our board of directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the chairman of our audit committee and our director of internal audit.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information as of March 1, 2006, with respect to the beneficial ownership of our common stock by:

•	each person known by us to beneficially own more than 5% of our common stock;

•	each of our directors;

•	each nominee for election to our board of directors;

•	each of our executive officers named in the summary compensation table; and

•	all of our directors and executive officers as a group.
For purposes of this table and except as otherwise indicated, beneficial ownership includes both voting and investment power with respect to the shares shown.

Name and Address	Amount and Nature of	Share	Percent of
of Beneficial Owner	Beneficial Ownership(2)	Equivalents(3)	Class

5% or More Stockholders

Greenlight Capital, L.L.C. and affiliates(4)	5,500,000		9.8%

Hotchkis and Wiley Capital Management, LLC(5)	5,313,500		9.5%

Morgan Stanley(6)	3,462,077		6.2%

Executive Officers and Directors(1)

Marilyn A. Alexander	0		0

Harold A. Black(7)	20,000		*

Kevin M. Cloyd(8)	80,442		*

Robert K. Cole(9)	1,720,156		3.1%

Edward F. Gotschall(10)	1,687,742		3.0%

David Einhorn(4)	5,500,000		9.8%

Patrick J. Flanagan(11)	399,702		*

Fredric J. Forster(12)	128,217	623	*

Donald E. Lange(13)	54,217		*

Brad A. Morrice(14)	1,543,520		2.8%

William J. Popejoy(15)	60,717		*

Michael M. Sachs(16)	898,840	1,808	1.6%

Richard A. Zona(17)	65,717		*

Patti M. Dodge(18)	60,668		*

Stergios Theologides(19)	48,501		*

Name and Address	Amount and Nature of	Share	Percent of
of Beneficial Owner	Beneficial Ownership(2)	Equivalents(3)	Class

Joseph F. Eckroth, Jr.	15,375		*

Executive Officers and Directors as a Group (16 persons)(20)	12,283,814	2,431	21.5%

*	Less than one percent.

(1)	Each of the directors and executive officers listed can be contacted through New Century Financial Corporation at 18400 Von Karman, Suite 1000, Irvine, California 92612.

(2)	If a stockholder holds options or other securities that are exercisable or otherwise convertible into our common stock within 60 days of March 1, 2006, we treat the common stock underlying those securities as owned by that stockholder, and as outstanding shares when we calculate that stockholder’s percentage ownership of our common stock. However, we do not consider that common stock to be outstanding when we calculate the percentage ownership of any other stockholder.

(3)	Reflects the number of stock units credited as of March 1, 2006 to the account of each non-employee director participating in New Century’s Directors Deferred Compensation Plan. These units generally will be paid solely in shares of New Century common stock. Payment of the units will be paid following the director’s termination of service. The units themselves carry no voting or other stockholder rights.

(4)	Of the reported shares, Greenlight Capital, LLC (“Greenlight LLC”) beneficially owns and directs sole voting and sole dispositive power over 2,515,300 shares of common stock; Greenlight Capital, Inc. (“Greenlight Inc.”) beneficially owns and directs sole voting and sole dispositive power over 2,583,900 shares of common stock; DME Advisors, LP (“DME Advisors”) beneficially owns and directs sole voting and sole dispositive power over 400,800 shares of common stock; DME Advisors GP, LLC (“DME GP”) beneficially owns and directs sole voting and sole dispositive power over 400,800 shares of common stock; and David Einhorn beneficially owns and directs sole voting and sole dispositive power over 5,500,000 shares of common stock (Greenlight LLC, Greenlight Inc., DME Advisors, DME GP and Mr. David Einhorn, collectively, the “Reporting Persons”). Mr. Einhorn has advised us that the Reporting Persons have included a statement in the Schedule 13D/ A filed with the Securities and Exchange Commission jointly on February 17, 2006 that the filing of such Schedule 13D/ A shall not be construed as an admission that any of the Reporting Persons are the beneficial owner of any of the 5,500,000 shares of common stock owned by Greenlight Capital, LP, Greenlight Capital Qualified, LP, Greenlight Capital Offshore, Ltd. or any managed account advised by DME Advisors. Greenlight LLC, Greenlight Inc., DME Advisors and DME GP are located at 2 Grand Central Tower, 140 East 45th Street, 24th Floor, New York, New York 10017.

(5)	Beneficial ownership information and the following information is based on information contained in the Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006 by Hotchkis and Wiley Capital Management, LLC (“Hotchkis and Wiley”). Of the reported shares, Hotchkis and Wiley beneficially owns 5,313,500 shares of common stock, directs sole voting power over 4,727,900 shares of common stock and directs sole dispositive power over 5,313,500 shares of common stock. Hotchkis and Wiley is located at 725 S. Figueroa Street, 39th Floor, Los Angeles, California 90017.

(6)	Beneficial ownership information and the following information is based on information contained in the Schedule 13G filed with the Securities and Exchange Commission jointly on February 15, 2006 by Morgan Stanley and Morgan Stanley Capital Services Inc. Of the reported shares, Morgan Stanley beneficially owns 3,462,077 shares of common stock, directs sole voting power and sole dispositive power over 3,431,727 shares of common stock, and directs shared voting power and shared dispositive power over 675 shares of common stock. Of the reported shares, Morgan Stanley Capital Services, Inc. beneficially owns and directs sole voting and sole dispositive power over 3,194,344 shares of common stock. Morgan Stanley and Morgan Stanley Capital Services Inc. are located at 1585 Broadway, New York, New York 10036.

(7)	Includes 19,500 shares of our common stock issuable pursuant to options exercisable within 60 days of March 1, 2006.

(8)	Includes 30,952 shares of our common stock issuable pursuant to options exercisable within 60 days of March 1, 2006 and 226 shares held by Mr. Cloyd as custodian for the benefit of his son under the California Uniform Transfers to Minor Act.

(9)	Includes 372,587 shares of our common stock issuable pursuant to options exercisable within 60 days of March 1, 2006.

(10)	Includes 512,694 shares of our common stock issuable pursuant to options exercisable within 60 days of March 1, 2006, 565 shares owned by Mr. Gotschall’s daughter, 565 shares owned by Mr. Gotschall’s son, 565 shares owned by Mr. Gotschall’s wife as custodian for the benefit of his son under the California Uniform Transfers to Minor Act and 100,000 shares owned by Mr. Gotschall’s wife.

(11)	Includes 81,332 shares of our common stock issuable pursuant to options exercisable within 60 days of March 1, 2006.

(12)	Includes 65,000 shares of our common stock issuable pursuant to options exercisable within 60 days of March 1, 2006.

(13)	Includes 35,000 shares of our common stock issuable pursuant to options exercisable within 60 days of March 1, 2006.

(14)	Includes 101,249 shares of our common stock issuable pursuant to options exercisable within 60 days of March 1, 2006, 78,280 shares owned by the 2004 Bradley A. Morrice Grantor Retained Annuity Trust, of which Mr. Morrice is the sole trustee and 15,000 shares owned by the Samantha H. Morrice Trust, the sole beneficiary of which is Mr. Morrice’s daughter.

(15)	Includes 32,500 shares of our common stock issuable pursuant to options exercisable within 60 days of March 1, 2006.

(16)	Includes 347,848 shares of our common stock owned by Westrec PS Plan, of which Mr. Sachs is the trustee and sole beneficiary, 200,000 shares of our common stock owned by the Michael M. and Maureen Sachs Living Trust, of which Mr. Sachs is the sole trustee and Mr. Sachs and his wife are the beneficiaries, and 5,250 shares of our common stock owned by Mr. Sachs’ wife. Also includes 25,000 shares of our common stock issuable pursuant to options exercisable within 60 days of March 1, 2006.

(17)	Includes 49,500 shares of our common stock issuable pursuant to options exercisable within 60 days of March 1, 2006.

(18)	Includes 20,083 shares of our common stock issuable pursuant to options exercisable within 60 days of March 1, 2006.

(19)	Includes 14,833 shares of our common stock issuable pursuant to options exercisable within 60 days of March 1, 2006.

(20)	Includes 1,360,230 shares of our common stock issuable pursuant to options exercisable within 60 days of March 1, 2006.

PERFORMANCE GRAPH

The performance graph below shows total return to stockholders (assuming reinvestment of dividends) compared to the Standard and Poor’s Composite Stock Index (S&P 500), a peer group index referred to as the New Century Peer Group, the SNL Financial REIT Index and the NAREIT Composite Index over the period from December 31, 2000 by year through December 31, 2005. Shares of common stock of New Century TRS were listed and traded on the NASDAQ Stock Market prior to October 1, 2004, and shares of our common stock have been listed and traded on the NYSE since October 1, 2004. In comparison to the New Century Peer Group Index, the SNL Financial REIT Index and the NAREIT Composite Index consist of a greater number and range of publicly-traded companies, including a more diverse group of REITs. As a result, we are transitioning from a comparison of total return to stockholders to the New Century Peer Group Index to a more meaningful comparison of total return to stockholders to the SNL Financial REIT Index and the NAREIT Composite Index.
Total Return Performance

	Period Ending

Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

New Century Financial Corporation	100.00	128.86	244.28	579.91	949.75	614.16

S&P 500	100.00	88.11	68.64	88.33	97.94	102.74

New Century Peer Group(1)	100.00	215.41	283.01	406.90	526.70	411.75

SNL Financial REIT Index	100.00	175.33	227.37	343.32	428.09	342.52

NAREIT Composite Index	100.00	115.5	121.53	168.27	219.44	237.63

The table above assumes that $100.00 was invested on December 31, 2000 in our common stock at the closing price of $10.50 per share and at the closing price for each index on that date and that all dividends were reinvested. Prior to January 2002, we did not pay any dividends on our common stock. On January 15, 2002, we paid our first quarterly cash dividend of $0.03 per share (as adjusted for our three-for-two stock split effected on July 11, 2003). On January 31, 2003, we increased the quarterly cash dividend from $0.03 to $0.07 per share, on July 31, 2003, we increased the quarterly cash dividend from $0.07 to $0.10 per share, on January 30, 2004, we increased the quarterly cash dividend from $0.10 to $0.16 per share, on April 30, 2004, we increased the quarterly cash dividend from $0.16 to $0.20 per share, on October 29, 2004, we increased the quarterly dividend from $0.20 to $0.23 per share, on January 31, 2005, we increased the quarterly dividend from $0.23 to $1.50 per share, on April 29, 2005, we increased the quarterly dividend from $1.50 per share to $1.55 per share, on July 29, 2005, we increased the quarterly dividend from $1.55 per share to $1.60 per share, on October 31, 2005, we increased the quarterly dividend from $1.60 per share to $1.65 per share, and on January 30, 2006, we increased the quarterly dividend from $1.65 per share to $1.70 per share. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns. These share prices and dividends are presented on a post-split basis.

(1)	The New Century Peer Group Index consists of the following publicly-traded real estate investment trust companies: American Home Mortgage Investment Corp., Impac Mortgage Holdings, Inc., Annaly Mortgage Management, Inc., Redwood Trust, Inc., and Thornburg Mortgage, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Agreement with Mr. Flanagan
We entered into an amended and restated employment agreement with Mr. Flanagan on December 27, 2005, principally to reflect Mr. Flanagan’s six-month personal leave of absence from service with us that commenced on January 1, 2006 and ends on June 30, 2006. Pursuant to his amended and restated employment agreement, we have agreed to employ Mr. Flanagan as an executive vice president until June 30, 2006, unless earlier terminated. However, Mr. Flanagan is on a personal leave until June 30, 2006 and has been relieved of all duties and responsibilities as one of our executive officers. During the period of the leave, Mr. Flanagan is entitled to base salary at a rate of $76,445 per month. The term of Mr. Flanagan’s amended and restated employment agreement commenced on December 23, 2005 and ends on the earlier to occur of June 30, 2006 or Mr. Flanagan’s termination of employment with us. Concurrent with his execution of the amended and restated employment agreement, Mr. Flanagan entered into a general release agreement with us. Mr. Flanagan’s amended and restated employment agreement will become null and void if Mr. Flanagan revokes such release within any revocation period afforded by applicable law.
If Mr. Flanagan is terminated without “cause” (as such term is defined in his amended and restated employment agreement), then he will receive severance pay as follows:

(1)	his base salary through the date of the termination and payment for any vacation earned but not taken through the date of the termination;

(2)	severance pay equal to the base salary he would have otherwise been entitled to receive after the date of termination of employment had he continued to be employed through June 30, 2006; and

(3)	full vesting of his then-outstanding and otherwise unvested equity-based compensation awards.
Concurrent with Mr. Flanagan’s execution of his amended and restated employment agreement, we entered into a consulting agreement with Mr. Flanagan that will become effective as of July 1, 2006 but only in the event that (1) Mr. Flanagan’s employment with us terminates on June 30, 2006 pursuant to Mr. Flanagan’s amended and restated employment agreement, (2) Mr. Flanagan has performed his obligations under his amended and restated employment agreement and is not in breach of such agreement as of such date and (3) Mr. Flanagan enters into a general release agreement with us executed promptly after June 30, 2006. Pursuant to the consulting agreement, Mr. Flanagan will provide consulting services to us commencing on July 1, 2006 and ending on December 31, 2008. Mr. Flanagan will be entitled to a consulting fee of $76,445 per month and certain other welfare benefits during the period of July 1, 2006 through December 31, 2008.
Agreement with the Greenlight Parties
We entered into an agreement on March 14, 2006 with the Greenlight Parties, pursuant to which, among other things, we agreed (i) to increase the size of our board of directors to 11 members, (ii) to increase the size of Class III of our board of directors from three to four members, (iii) to appoint Mr. Einhorn to our board of directors as a Class III director, effective as of March 31, 2006, to serve for the remainder of the term of the Class III directors (which expires at the Annual Meeting) and until his successor is duly elected and qualified, (iv) to include Mr. Einhorn in our board of directors’ slate of nominees for election as a Class III director of the company at the Annual Meeting, (v) to nominate Mr. Einhorn as a member of our board of directors at the Annual Meeting, (vi) not to take action to remove Mr. Einhorn as a member of our board of directors other than for cause, (vii) to cause this proxy statement to include Proposal 4 relating to amendments to our charter, (viii) to cause all proxies received by us to be voted in the manner specified by such proxies and all proxies for which a vote is not specified to be voted for the election of Mr. Einhorn as a member of our board of directors and for each other proposal for which our board of directors recommends a vote in favor, (ix) to use our commercially reasonable efforts to cause the Annual Meeting to be held on May 10, 2006, (x) to use our commercially reasonable efforts to ensure that our slate of directors is elected at the Annual Meeting and each other proposal for which our board of directors recommends a vote in favor are approved by the necessary stockholder vote at the Annual Meeting, and (xi) to cause our controlled affiliates, and seek to cause our affiliates to vote all shares of our common stock over which they have voting power in favor of our slate of directors and Proposal 4.
Generally, our charter prohibits any person from owning, directly or indirectly, in excess of the “Ownership Limit,” which is currently defined as 9.8% of the lesser of the aggregate number or value of outstanding shares of any class or series of our capital stock. Our board of directors has authority to provide a higher “Excepted Holder Limit” than the Ownership Limit for a particular stockholder if, among other things, it determines that a person’s increased ownership does not jeopardize our status as a real estate investment trust for tax purposes. Effective as of the date Mr. Einhorn joined our board of directors, our board of directors approved a resolution agreeing to provide, immediately following certain events, but no later than May 11, 2006 (the “Waiver Effective Date”), to the Greenlight Parties and their affiliates collectively an “Excepted Holder Limit” equal to 19.6%. The 19.6% Excepted Holder Limit is subject to decrease to the Greenlight Percentage (as defined below) if both (i) Proposal 4 is not approved by May 11, 2006 and (ii) 19.6% exceeds the percentage that is determined by subtracting from 49 the sum of the percentage ownerships of the then outstanding common stock of the four owners with the largest share ownership of shares of common stock as of the effective date of granting the “Excepted Holder Limit” (other than the Greenlight Parties and their controlled affiliates), in each case, or the “New Ownership Limit” (as defined below), if greater (the “Greenlight Percentage”). If Proposal 4 is approved by our stockholders, the current Ownership Limit of all other holders of our common stock will not be reduced to accommodate the Greenlight Parties’ Excepted Holder Limit. In connection with granting an Excepted Holder Limit to the Greenlight Parties, our board of directors also approved, in case Proposal 4 is not approved by our stockholders, a resolution decreasing the Ownership Limit from 9.8% to the greater of (1) 5% of the lesser of the aggregate number or the aggregate value of the outstanding shares of any class or series of our capital stock or (2) a percentage of the lesser of the aggregate number or the aggregate value of the outstanding shares of any class or series of our capital stock where such percentage is the largest percentage (if any) of the then outstanding common stock, that if utilized as the “Ownership Limit” for purposes of calculating the Greenlight Percentage, yields a Greenlight Percentage of 19.6% (the “New Ownership Limit”).
The Greenlight Parties have agreed not to pursue a proxy contest in connection with the Annual Meeting, and have agreed not to, until the 2009 annual meeting of our stockholders or such earlier date as Mr. Einhorn may cease to be a member of our board of directors, seek to have called, or cause to be called, any meeting of our stockholders, or seek or propose to influence or control our management or our policies or actions prior to June 29, 2006 or to obtain additional representation on our board of directors, or solicit or participate in the solicitation of, any proxies or consents with respect to any of our securities or seek to advise or influence any person with respect to the voting of any of our voting securities other than solicitations or acting as a “participant” in support of all of our nominees and the proposals in this proxy statement, or enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the matters or activities described above, or deposit any of their securities in a voting trust or subject any of our securities to any arrangement, understanding or agreement with respect to the voting of such securities, or otherwise form, join or in any way participate in a partnership, syndicate or other group in connection with any of the matters or activities described above, or otherwise act in concert with any person for the purpose of voting any of our securities or for the purpose of taking any of the actions described above, or make or seek permission to make any public announcement with respect to any of the matters described above, or publicly disclose any intent, purpose, plan or proposal for us to amend or waive any provision of the agreement relating to any of the matters or activities described above.
In connection with the agreement, we agreed to reimburse the Greenlight Parties for their documented out-of-pocket fees and expenses up to a maximum of $300,000 and incurred by the Greenlight Parties in connection with the agreement, any discussions between the Greenlight Parties and us after the filing of Amendment No. 3 to the Greenlight Parties’ Schedule 13D filed with the SEC on April 28, 2005 and the proxy contest in connection with the Annual Meeting.

In connection with the agreement, pursuant to Section 5.2(e)(iii) of our charter, and in order to establish the Ownership Limit accurately, we provided notice to our stockholders in a Current Report filed with the Securities and Exchange Commission on March 15, 2006 that each stockholder who holds 5% or greater of the lesser of the aggregate number or value of outstanding shares of any class or series of our capital stock shall have either, no later than 5:00 p.m. Pacific Daylight Time on May 10, 2006, (i) filed a Schedule 13D or 13G with the Securities and Exchange Commission disclosing such stockholder’s percentage interest in us as of May 10, 2006 (or as of an earlier date provided that there have been no changes in such stockholder’s percentage interest in us between such earlier date and May 10, 2006) or (ii) provided to us the same information regarding such stockholder’s percentage interest in us as of May 10, 2006 as would be contained in such a filing with the Securities and Exchange Commission.

EXECUTIVE OFFICERS

The biographical information of Messrs. Morrice and Gotschall is included under “CORPORATE GOVERNANCE” above. The biographical information of Mr. Cole is included in “PROPOSAL 1—ELECTION OF DIRECTORS” above. The biographical information of Kevin M. Cloyd, Executive Vice President and President of NC Capital Corporation, Patti M. Dodge, Executive Vice President and Chief Financial Officer, Patrick J. Flanagan, Executive Vice President, Stergios Theologides, Executive Vice President—Corporate Affairs and General Counsel and Joseph F. Eckroth, Jr., Executive Vice President, is set forth under the heading “Executive Officers of the Registrant” in Part I of our Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 16, 2006.

EXECUTIVE COMPENSATION

Employment Agreements and Change-in-Control Arrangements
Executive Officer Employment Agreements—Agreements With Messrs. Cole, Morrice and Gotschall. New Century TRS entered into employment agreements with each of Messrs. Cole, Morrice and Gotschall. Each of the employment agreements was amended to take effect as of January 1, 2004. On September 30, 2004, in connection with the merger and restructuring of our business operations as a REIT, we assumed all of the rights, duties and obligations under the employment agreements in the same manner as New Century TRS would be required to perform under the employment agreements had the merger not taken place.
Each employment agreement has a term that ends on December 31, 2006 and is subject to an automatic annual extension unless and until one party has given the other a notice of non-renewal. For instance, on December 31, 2006, the term of each agreement will be automatically extended until December 31, 2008 unless one party has previously given the other a notice of non-renewal. In no event, however, will the term of employment under the agreements extend beyond an executive’s 65th birthday.
The agreements set the base salary at $550,000 for 2004. The agreements provided that, in 2005 and subsequent years, the base salary for that year must represent at least a 5% increase over the base salary of the preceding year. The agreements also provide for a $500 per month automobile allowance.
If the executive officer is terminated without “cause” or quits his employment for “good reason” (as such terms are defined in the employment agreements), then he will receive severance pay as follows:

(1)	his base salary through the date of the termination, any earned but unpaid incentive compensation bonus, and payment for any vacation earned but not taken;

(2)	severance pay equal to (a) three times his annualized rate of base salary in effect at the time of the termination of employment; plus (b) one times the executive’s average annual incentive cash bonus compensation over the preceding three years;

(3)	continued coverage under our medical insurance and other benefit programs until the third anniversary of the date that the executive’s employment by us terminates; and

(4)	up to $20,000 for the cost of a senior executive outplacement program.
Also, if the termination occurs within six months before or 36 months following a “change in control” (as defined in the employment agreements), then all stock options and other equity-based awards granted by us to the executive that are outstanding and otherwise not fully vested at the time of the termination will become fully vested. The employment agreements also provide that should any benefits in connection with a change in control be subject to the excise tax imposed under Section 280G of the U.S. Internal Revenue Code of 1986, we will make an additional payment to the executive so that the net amount of such payment (after-taxes) received by the executive is sufficient to pay the excise tax due.

Incentive Compensation Plan Awards. Under the employment agreements, the executive officer is also eligible to receive incentive compensation awards under the 2004 Plan.
The awards provide that the executive officers will receive a percentage of our pre-tax net income based upon the ratio of our pre-tax net income to our average stockholder’s equity, measured over a six-month and a 12-month period as set forth below:

6-Month Performance Period from January 1 – June 30

Ratio of Pre-Tax Net Income to Total Stockholders’ Equity	Amount of Bonus

Less than 9%	0

Between 9-14%	1.125% of Pre-Tax Net Income in excess of 9% but not in excess of 14% of Total Stockholders’ Equity

Between 14-19%	The amount above plus 0.75% of Pre-Tax Net Income in excess of 14% but not in excess of 19% of Total Stockholders’ Equity

More than 19%	The amounts above plus 0.60% of Pre-Tax Net Income in excess of 19% of Total Stockholders’ Equity

12-Month Performance Period from January 1 – December 31

Ratio of Pre-Tax Net Income to Total Stockholders’ Equity	Amount of Bonus

Less than 18%	0

Between 18-28%	1.125% of Pre-Tax Net Income in excess of 18% but not in excess of 28% of Total Stockholders’ Equity

Between 28-38%	The amount above plus 0.75% of Pre-Tax Net Income in excess of 28% but not in excess of 38% of Total Stockholders’ Equity

More than 38%	The amounts above plus 0.60% of Pre-Tax Net Income in excess of 38% of Total Stockholders’ Equity
The incentive bonus for the six-month period may not exceed 80% of the executive’s base salary for that year. Also, the amount of bonus paid for the 12-month performance period will be reduced by any amounts already paid for the six-month performance period that falls in the same year. Finally, the amount of any 12-month bonus that exceeds 150% of the executive’s base salary for the applicable year will be paid in restricted stock.
Executive Officer Employment Agreements—Agreement With Mr. Kevin M. Cloyd. New Century TRS entered into an amended and restated employment agreement with Mr. Cloyd on September 1, 2004. As a result of the merger and restructuring of our business operations as a REIT, we assumed all of the rights, duties and obligations under the employment agreement with Mr. Cloyd in the same manner as New Century TRS would be required to perform under the employment agreements had the merger not taken place.
Mr. Cloyd’s employment agreement has a term that ends on August 31, 2006 and is subject to an automatic one-year extension unless and until one party has given the other at least 30 days’ written notice of non-renewal. For instance, on August 31, 2006, the term of the agreement will be automatically extended until August 31, 2008 unless one party has previously given the other at least 30 days’ written notice of non-renewal.
Mr. Cloyd’s employment agreement sets his base salary at $250,000 for 2004, retroactive to February 1, 2004. The agreement provides that, in 2005 and subsequent years, the base salary for that year must represent at least a 5% increase over the base salary of the preceding year. The agreement also provides for a $500 per month automobile allowance. The agreement provides that bonuses paid to Mr. Cloyd after fiscal 2004 will be in our discretion.
If Mr. Cloyd is terminated without “cause” or quits his employment for “good reason” (as such terms are defined in his employment agreement), then he will receive severance pay as follows:

(1)	his base salary through the date of the termination and payment for any vacation earned but not taken through the date of the termination;

(2)	severance pay equal to (a) his base salary in effect at the time of the termination of employment for a period of one year; plus (b) the amount of his bonus received in the prior six-month period;

(3)	continued coverage under our medical insurance and other benefit programs until the earlier of (i) six months after the date that Mr. Cloyd’s employment by us terminates or (ii) Mr. Cloyd’s commencement of full time employment with a new employer; and

(4)	up to $20,000 for the cost of a senior executive outplacement program.
Executive Officer Employment Agreements—Agreement With Mr. Patrick J. Flanagan. We entered into an amended and restated employment agreement with Mr. Flanagan on December 27, 2005, principally to reflect Mr. Flanagan’s six-month personal leave of absence from service with us that commenced on January 1, 2006 and ends on June 30, 2006. Pursuant to his amended and restated employment agreement, we have agreed to employ Mr. Flanagan as an executive vice president until June 30, 2006, unless earlier terminated. However, Mr. Flanagan is on a personal leave until June 30, 2006 and has been relieved of all duties and responsibilities as one of our executive officers. During the period of the leave, Mr. Flanagan is entitled to base salary at a rate of $76,445 per month. The term of Mr. Flanagan’s amended and restated employment agreement commenced on December 23, 2005 and ends on the earlier to occur of June 30, 2006 or Mr. Flanagan’s termination of employment with us. Concurrent with his execution of the amended and restated employment agreement, Mr. Flanagan entered into a general release agreement with us. Mr. Flanagan’s amended and restated employment agreement will become null and void if Mr. Flanagan revokes such release within any revocation period afforded by applicable law.
If Mr. Flanagan is terminated without “cause” (as such term is defined in his amended and restated employment agreement), then he will receive severance pay as follows:

(1)	his base salary through the date of the termination and payment for any vacation earned but not taken through the date of the termination;

(2)	severance pay equal to the base salary he would have otherwise been entitled to receive after the date of termination of employment had he continued to be employed through June 30, 2006; and

(3)	full vesting of his then-outstanding and otherwise unvested equity-based compensation awards.
Concurrent with Mr. Flanagan’s execution of his amended and restated employment agreement, we entered into a consulting agreement with Mr. Flanagan that will become effective as of July 1, 2006 but only in the event that (1) Mr. Flanagan’s employment with us terminates on June 30, 2006 pursuant to Mr. Flanagan’s amended and restated employment agreement, (2) Mr. Flanagan has performed his obligations under his amended and restated employment agreement and is not in breach of such agreement as of such date and (3) Mr. Flanagan enters into a general release agreement with us executed promptly after June 30, 2006. Pursuant to the consulting agreement, Mr. Flanagan will provide consulting services to us commencing on July 1, 2006 and ending on December 31, 2008. Mr. Flanagan will be entitled to a consulting fee of $76,445 per month and certain other welfare benefits during the period of July 1, 2006 through December 31, 2008.

Summary Compensation Table
The following table sets forth certain information with respect to compensation earned by our Chief Executive Officer and each of our other four most highly compensated executive officers during fiscal 2005, 2004 and 2003.

				Long-Term
				Compensation

				Awards
						Payouts
		Annual					All
		Compensation(7)		Restricted	Securities		Other
				Stock	Underlying	LTIP	Comp-
		Salary	Bonus	Awards	Options	Payouts	ensation
Name and Principal Position	Year	($)(1)	($)(2)(3)	($)(4)	(#)	($)(5)	($)(6)

Robert K. Cole	2005	569,250	1,070,235	769,992	39,568	230,113	5,700
Chairman and Chief	2004	550,000	3,387,900	—	75,000	—	6,600
Executive Officer	2003	405,175	2,410,547	—	112,500	—	6,600

Brad A. Morrice	2005	569,250	1,070,235	769,992	39,568	230,113	40,627
Vice Chairman,	2004	550,000	3,387,900	—	75,000	—	6,500
President and Chief	2003	405,175	2,410,547	—	112,500	—	6,000
Operating Officer

Edward F. Gotschall	2005	569,250	1,070,235	769,992	39,568	230,113	4,740
Vice Chairman-Finance	2004	550,000	3,387,900	—	75,000	—	4,740
	2003	405,175	2,410,547	—	112,500	—	6,000

Patrick J. Flanagan(8)	2005	577,500	1,120,235	1,069,980	39,568	230,113	7,000
Executive Vice President	2004	550,000	3,387,900	—	110,000	—	6,500
	2003	405,175	2,410,547	—	112,500	—	6,000

Kevin M. Cloyd	2005	300,000	1,546,786	350,014	17,986	104,598	67,325
Executive Vice	2004	245,833	1,278,710	—	20,000	—	16,372
President and President	2003	200,000	904,010	—	37,500	—	6,000
of NC Capital

(1)	Amounts shown include cash compensation earned and received by the executive officers.

(2)	Amounts reported in 2003 represent amounts earned pursuant to the 1999 Plan and amounts reported in 2004 and 2005 represent amounts earned pursuant to the 2004 Plan.

(3)	Messrs. Cole, Morrice, Gotschall and Flanagan’s bonus payments for 2005 were paid entirely in cash. The bonus program for Messrs. Cole, Morrice, Gotschall and Flanagan for 2004 and 2003 provided that the portion of their annual bonuses that exceeded a certain threshold would be converted into a restricted stock award. The bonus amounts reported for Messrs. Cole, Morrice, Gotschall and Flanagan for 2004 and 2003 include both the portion of the annual bonus paid in cash and the portion of the bonus paid in the form of a restricted stock award, with the restricted stock component valued based on the fair market value of our common stock at the time of grant of the restricted shares. Mr. Cloyd’s bonus payments in 2005, 2004 and 2003 were paid entirely in cash.

(4)	The amounts shown for any award of restricted stock represent the product of (i) the closing price per share on the date of grant multiplied by (ii) the number of shares of common stock represented by the award. These amounts do not take into account the diminution in value attributable to the restrictions applicable to such awards or the fact that such awards are subject to the risk of forfeiture. The restricted stock awards generally will vest only if the recipient is employed by us or one of our subsidiaries for seven years after the date of grant of the award. Vesting of one-third of the shares subject to the awards will vest on an accelerated basis if our before-tax net income equals or exceeds $700 million, $850 million, or $1 billion for any period of four (4) consecutive fiscal quarters. Dividends are paid on the restricted shares at the same rate as on all other shares of our common stock. Such dividends are not included in the summary compensation table.

The following table provides the following additional information on our restricted stock awards: the number of shares awarded in 2005, the number of shares of unvested restricted stock held at December 31, 2005, and the value of such restricted stock held at December 31, 2005, for each of our named executive officer. The value of the shares of restricted stock held at December 31, 2005 was calculated by multiplying (a) the number of unvested shares of restricted stock held by the named executive officer by (b) the closing price per share of $36.07 on the last trading day of 2005. These amounts do not take into account the diminution in value attributable to the restrictions applicable to such awards or the fact that such awards are subject to the risk of forfeiture.

		Year-End-Holdings
	Number of
Name and Principal	Restricted Shares	Number of Unvested	Value at
Position	Acquired in 2005	Restricted Shares Held	December 31, 2005($)

Robert K. Cole	15,628	100,727	$3,633,223
Chairman and Chief Executive Officer

Brad A. Morrice	15,628	97,100	$3,502,397
Vice Chairman, President and Chief
Operating Officer

Edward F. Gotschall	15,628	97,100	$3,502,397
Vice Chairman- Finance

Patrick J. Flanagan	21,566	36,122	$1,302,921
Executive Vice President

Kevin M. Cloyd	7,104	7,104	$256,241
Executive Vice President and President of NC Capital

The year-end holdings and values presented in the above table include the unvested portion of restricted shares granted in prior years in connection with annual bonuses paid to the named executive officers. Refer to note (3) above. The restricted stock awards granted to Mr. Flanagan in 2005 were subsequently terminated, without having vested, pursuant to the amended and restated employment agreement with Mr. Flanagan on December 27, 2005. These terminated grants are not reflected in Mr. Flanagan’s year-end holdings.

(5)	Amounts shown represent the payout of dividend equivalent rights with respect to 2005. The grants of these rights are reported under “Dividend Equivalent Right Grants in 2005” below. A portion of the awards vested and were paid with respect to 2005 because the pre-determined dividends paid and earnings per share thresholds for 2005 were met or exceeded. The payments represent the number of dividend equivalent rights held by the named executive officer multiplied by the aggregate annual dividends paid by us on a share of our common stock in 2005.

(6)	For Mr. Morrice, this amount includes matching contributions we made to our 401(k) profit sharing plan of $7,000, $6,500 and $6,000 for 2005, 2004 and 2003, respectively, and matching contributions we made to our deferred compensation plan of $33,627, $0, and $0 for 2005, 2004 and 2003, respectively. For Mr. Cloyd, this amount includes matching contributions we made to our 401(k) profit sharing plan of $7,000, $6,500 and $6,000 for 2005, 2004 and 2003, respectively, matching contributions we made to our deferred compensation plan of $37,123, $0, and $0 for 2005, 2004 and 2003, respectively, and matching contributions we made to our supplemental executive retirement plan of $23,202, $9,872 and $0 for 2005, 2004 and 2003, respectively. All other amounts shown represent matching contributions we made to our 401(k) profit sharing plan.

(7)	The amounts shown do not include the value of certain perquisites, which in the aggregate did not exceed in any fiscal year the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the named executive officer for that fiscal year.

(8)	Mr. Flanagan commenced a personal leave of absence January 1, 2006.
Option Grants in 2005
The following table sets forth certain information with respect to options granted to our Chief Executive Officer and each of our other four most highly compensated executive officers during fiscal 2005.

	Individual Grants

	Number of					Potential Realizable
	Securities		Percent of			Value at Assumed
	Underlying		Total Options			Annual Rates of Stock
	Options		Granted to			Price Appreciation for
	Granted (1)		Employees			Option Term(3)
Name and Principal			in Fiscal	Exercise	Expiration
Position	Date	Number	2005	Price(2)	Date	5%	10%

Robert K. Cole Chairman and Chief Executive Officer	03/10/05	39,568	4.5%	$49.27	03/10/15	$1,226,040	$3,107,026

Brad A. Morrice Vice Chairman, President and Chief Operating Officer	03/10/05	39,568	4.5%	$49.27	03/10/15	$1,226,040	$3,107,026

Edward F. Gotschall Vice Chairman-Finance	03/10/05	39,568	4.5%	$49.27	03/10/15	$1,226,040	$3,107,026

Patrick J. Flanagan(4) Executive Vice President	03/10/05	39,568	4.5%	$49.27	03/10/15	$1,226,040	$3,107,026

Kevin M. Cloyd Executive Vice President and President of NC Capital	03/10/05	17,986	2.0%	$49.27	03/10/15	$557,308	$1,412,328

(1)	Each of the option grants in 2005 to Messrs. Cole, Morrice, Gotschall, Flanagan and Cloyd vest only if the recipient is employed by us or one of our subsidiaries for five years after the date of grant of the award. Vesting is accelerated in certain circumstances if the price of our common stock exceeds $62.50 per share (or certain higher thresholds pursuant to the terms of the awards) over a period of not less than ten trading days.

(2)	The per share exercise price of the options was equal to the closing market price of a share of our common stock on the date of grant of the awards. The exercise price and tax withholding obligations related to exercise can be paid by delivery of already owned shares of our common stock, subject to certain conditions.

(3)	This column shows the hypothetical gains or “option spreads” of the options granted based on the per-share market price of our common stock at the time of the grant and assumed annual compound stock appreciation rates of 5% and 10% over the full 10-year term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our projections. The gains shown are net of the stock option exercise price, but do not include deductions for taxes or other expenses. The actual gains, if any, on the exercise of stock options will depend on, among other things, the future performance of our common stock, the option holder’s continued employment, and the date on which the stock options are exercised.

(4)	The stock option granted to Mr. Flanagan in 2005 was subsequently terminated, without being exercised, pursuant to the amended and restated employment agreement with Mr. Flanagan on December 27, 2005.
Aggregated Option Exercises in 2005 and Fiscal Year-End Option Values
The following table sets forth information with respect to the value of options exercised in 2005 and remaining at the end of 2005 for each of our named executive officers.

			Number of
			Securities	Value of Unexercised
			Underlying	In-the-Money Options
			Unexercised	at FY-End
	Shares		Options at FY-End	($)(1)
	Acquired
	on	Value
	Exercise	Realized	Exercisable/	Exercisable/
Name and Principal Position	(#)	($)	Unexercisable	Unexercisable

Robert K. Cole Chairman and Chief Executive Officer	310,916	12,757,558	341,754/179,152	7,591,312/2,594,306
Brad A. Morrice Vice Chairman, President and Chief Operating Officer	318,914	13,304,850	70,416/179,152	666,117/2,594,306
Edward F. Gotschall Vice Chairman- Finance	294,012	13,942,208	481,862/179,152	11,767,937/2,594,306
Patrick J. Flanagan Executive Vice President	86,249	2,585,274	84,512/157,984	508,340/2,826,457
Kevin M. Cloyd Executive Vice President and President of NC Capital	13,506	517,615	25,355/48,625	160,288/259,103

(1)	The amounts set forth represent the difference between the estimated fair market value of $36.07 per share as of December 31, 2005 and the exercise price of the in-the-money options, multiplied by the applicable number of shares underlying such options.

Dividend Equivalent Right Grants in 2005
The following table sets forth information with respect to the dividend equivalent rights granted to our named executive officers in 2005.

Number of Rights
Name and Principal Position	Granted

Robert K. Cole Chairman and Chief Executive Officer	35,402
Brad A. Morrice Vice Chairman, President and Chief Operating Officer	35,402
Edward F. Gotschall Vice Chairman- Finance	35,402
Patrick J. Flanagan Executive Vice President	35,402
Kevin M. Cloyd Executive Vice President and President of NC Capital	16,092
Each dividend equivalent right granted generally entitles the holder, for each year during the three-year term of the award ending December 31, 2007, to a payment equal to the aggregate annual dividends paid by us on a share of our common stock in that year, but only if our earnings per share for that year and the aggregate dividends paid by us on a share of our common stock with respect to that year exceed certain minimum thresholds.
Section 16(a) Beneficial Ownership Reporting Compliance
Under Section 16 of the Exchange Act, our directors and executive officers and the beneficial holders of more than 10% of our common stock are required to file reports with the Securities and Exchange Commission of their ownership of and transactions in our common stock. The Securities and Exchange Commission requires that we disclose any late filings of Section 16 reports during the last fiscal year. Based solely on our review of reports furnished to us and written representations that no other reports were required during the 2005 fiscal year, our directors, executive officers and beneficial holders of more than 10% of our common stock complied with Section 16(a) filing requirements during fiscal 2005 with the exception of: Mr. Stergios Theologides who filed a late Form 4 on August 22, 2005 covering three transactions for a total of 140 shares; Mr. Kevin Cloyd who filed a late Form 4 on August 22, 2005 covering seven transactions for a total of 24 shares and a late Form 4 on January 6, 2005 covering four transactions for a total of 5,256 shares (the latter Form 4 for Mr. Cloyd is reported herein because although it had been timely filed, it had mistakenly been filed under New Century TRS rather than New Century); Mr. Michael Sachs who filed a late Form 4 on August 15, 2005 covering four transactions for a total of 10,048.73 shares, of which only one transaction for a total of 48.73 shares was not timely filed; Mr. Fredric Forster who filed a late Form 4 on August 15, 2005 covering one transaction for a total of 16.79 shares; Mr. William Popejoy who filed a late Form 4 on July 6, 2005 covering two transactions for a total of 25,000 shares; and Mr. Terrence Sandvik who filed a late Form 4 on March 17, 2005 covering one transaction for a total of 5,000 shares.

AUDIT COMMITTEE REPORT

To the Board of Directors	March 2, 2006
of New Century Financial Corporation
Our Committee has reviewed and discussed with New Century Financial Corporation’s management and its independent auditing firm, KPMG LLP, New Century Financial Corporation’s audited consolidated financial statements as of and for the year ended December 31, 2005. In addition, we have discussed with KPMG LLP the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.
Our Committee has also received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we have discussed with that firm its independence. We also have discussed with New Century Financial Corporation’s management and KPMG LLP other matters, including management’s report and KPMG LLP’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, and received such assurances from them as we deemed appropriate.
Management is responsible for New Century Financial Corporation’s system of internal controls and the financial reporting process. KPMG LLP is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. Our Committee’s responsibility is to monitor and oversee these processes.
Based on the foregoing review and discussions and a review of the report of KPMG LLP with respect to the consolidated financial statements, and relying thereon, we have recommended to New Century Financial Corporation’s Board of Directors the inclusion of the audited consolidated financial statements in New Century Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.
AUDIT COMMITTEE
Michael M. Sachs, Chair
Marilyn A. Alexander
Donald E. Lange
Richard A. Zona
The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extend that the company specifically incorporates the Audit Committee Report by reference therein.

REPORT OF COMPENSATION COMMITTEE

To the Board of Directors	March 1, 2006
of New Century Financial Corporation
Our Committee’s role is to develop, review and evaluate the philosophy, structure and levels of executive compensation for New Century. The Committee is composed entirely of independent outside directors, as defined under section 162(m) of the Internal Revenue Code, and all members of the Committee are independent under the applicable rules of the NYSE and as required by our Committee’s charter. We seek and receive advice from an independent, external compensation consultant that we directly retain to assist us in performing our duties. The Committee regularly reports to the Board on its actions and recommendations, and periodically meets in executive sessions without members of management present.
This report summarizes the philosophy, structure and compensation levels of our executive compensation programs for 2005.
Compensation Philosophy
Our objective is to provide compensation programs and packages that attract, retain and motivate executive talent, hold them accountable for performance, and align their interests with those of our stockholders. To this end, we are guided by the following basic principles:

(1)	Competition. Compensation-levels should reflect the competitive marketplace, so that we can attract, retain and motivate talented executives.

(2)	Accountability for Business Performance. Compensation should be linked, in part, to our financial and operational performance, so that executives are held accountable through their compensation for the performance of the businesses for which they are responsible.

(3)	Accountability for Individual Performance. Compensation should be tied, in part, to individual performance to encourage and reflect each executive’s contributions to our performance.

(4)	Alignment with Stockholder Interests. Compensation should be tied, in part, to our stock performance through stock options and/or restricted stock to align executives’ interests with those of our stockholders.
Components of Compensation
The Compensation Committee adhered to its philosophy in developing and establishing the elements of the executive compensation program for 2005. The executive compensation program for 2005 provided a balanced mix of pay that incorporated the following key elements:

•	An annual base salary;

•	A performance-based, annual short-term incentive program, under which the payment of bonuses depended on the achievement of financial, operational and/or individual goals; and

•	Performance-based longer-term awards, which generally consisted of a blend of stock options, restricted stock or restricted stock units, and dividend equivalent rights, which are intended to retain executives and align their compensation to stockholder interests.
Methodology
For 2005, as in prior years, the Committee reviewed the compensation for senior executives against the compensation provided to executives in comparable positions within organizations similar in size and scope to

New Century. This analysis helps to ensure that the total compensation provided to senior executives is set at an appropriate level to motivate, reward, retain and attract top performers over the long-term.
As the basis for our 2005 comparative review, performed with assistance from our independent compensation consultant, we determined the appropriate companies to include in the executive compensation peer groups. We believe that our most direct competitors for executive talent include a broader range of companies than those organizations that New Century might be compared to for stock performance purposes. The Committee included companies beyond those included in the New Century Peer Group utilized in the Performance Graph of this Proxy Statement.
Consistent with New Century’s financial performance expectations, its size and complexity, and each senior executive’s job relative to similar executive jobs as aforementioned, the Committee generally targets total direct compensation, which is composed of base salary, short-term (annual) incentives, and the estimated value of stock-based awards, for senior executives at approximately the 75th percentile. Actual total direct compensation, however, may range between the 50th and 90th percentiles depending on (i) the Company’s financial and operational performance; (ii) individual executive performance; (iii) the peer groups used for comparison; (iv) internal equity considerations among all senior executives; and (v) the particular circumstances of each executive officer in question (including the effects of pre-existing employment agreements).
2005 Executive Compensation
Factors Considered. The 2005 compensation for each of Messrs. Cole, Morrice, Gotschall, Flanagan, and Cloyd was generally a function of (1) pre-established base salary compensation under their employment agreements, (2) a bonus based on pre-established return on equity targets (except for certain amounts paid to Mr. Flanagan and Mr. Cloyd, as described in more detail below), and (3) a comprehensive review by the Committee of our long-term incentive award grant practices and the resulting grant of performance-based stock options, performance-based restricted stock, and performance-based dividend equivalent rights.
Base Salary. The Committee increased the annual base salary for each of Messrs. Cole, Morrice and Gotschall to $569,250 effective January 1, 2005. We increased the annual base salary for Mr. Flanagan to $577,500 effective as of January 1, 2005. The Committee based this increase principally upon its subjective review of the executives’ past performance and the nature and responsibility of the executive’s position, and upon a review of pay-levels of similar positions with comparable companies in the industry. Messrs. Cole, Morrice and Gotschall voluntarily waived a greater base salary increase that was otherwise called for by their employment agreements. Mr. Cloyd’s base salary for 2005 was $300,000.
Bonus. Based on our return on equity in 2005, each of Messrs. Cole, Morrice, Gotschall and Flanagan received a cash bonus of $1,070,235. The 2005 bonus targets for Messrs. Cole, Morrice, Gotschall and Flanagan were determined in accordance with their respective employment agreements and were based on the ratio of earnings before income taxes compared to average stockholders’ equity for the year. Although New Century’s ratio of earnings before income taxes compared to average stockholders’ equity for 2005 (approximately 21%) was positive, it was less than in recent years. Accordingly, the annual bonus for each of Messrs. Cole, Morrice, Gotschall and Flanagan was less than in recent fiscal years reflecting our pay-for-performance philosophy.
We also provided Mr. Flanagan with an additional $50,000 cash payout with respect to the third quarter of 2005 based on the performance of our taxable REIT subsidiaries and the acquisition of RBC Mortgage Company.
Mr. Cloyd’s 2005 bonus, $1,523,219, was based principally upon New Century’s 2005 loan production volume, net income and operating margin results when compared against pre-established targets.
Long-Term Incentive Compensation. In 2005, the Committee conducted a comprehensive review, in consultation with our outside compensation consultant, of New Century’s long-term incentive compensation practices. As a result of this review, we determined that the long-term incentives granted in 2005 should consist of three components—performance-based stock options, performance-based restricted stock, and performance-based dividend equivalent rights.

The performance-based stock options granted to executive officers in 2005 generally vest only if the recipient is employed by New Century for five years after the date of grant of the award. Vesting is accelerated in certain circumstances if our common stock price exceeds $62.50 per share (or certain higher thresholds pursuant to the terms of the awards) over a period of not less than ten trading days. In addition, the per share exercise price of the options was equal to the fair market value of a share of New Century common stock at the time of grant of the awards. Thus, the potential realizable value of the stock options depends on stock price appreciation above the fair market value of the stock at the time of grant of the awards.
The performance-based restricted stock granted to executive officers in 2005 generally will vest only if the recipient is employed by New Century for seven years after the date of grant of the award. Vesting of one-third of the shares subject to the awards will vest on an accelerated basis if New Century’s before-tax net income equals or exceeds $700 million, $850 million, or $1 billion for any period of four (4) consecutive fiscal quarters.
The dividend equivalent rights granted to executive officers in 2005 generally entitle the holder, for each year during the term of the award, to a payment equal to the aggregate annual dividends paid by New Century in that year on a number of shares of its common stock equal to the number of dividend equivalent rights subject to the award, but only if our earnings per share for that year and the aggregate dividends paid by New Century on a share of its common stock with respect to that year exceed certain minimum thresholds.
In 2005, the Committee granted to each of Messrs. Cole, Morrice, Gotschall and Flanagan a performance-based stock option to purchase 39,568 shares of our common stock, 15,628 performance-based restricted shares of New Century common stock, and 35,402 performance-based dividend equivalent rights. In 2005, we granted to Mr. Cloyd a performance-based stock option to purchase 17,986 shares of our common stock, 7,104 performance-based restricted shares of New Century common stock and 16,092 performance-based dividend equivalent rights. Each of these awards was subject to the applicable vesting requirements outlined above.
The Committee believes that the three forms of awards granted— performance-based stock options, performance-based restricted stock, and dividend equivalent rights— provide the executive officers a strong incentive to advance New Century’s long-term strategic and financial goals by linking the potential realizable value of the awards to New Century stock value, stock appreciation, before-tax net income, earnings per share, and dividend yield, while also providing a strong retention incentive. The number of awards granted to each of the executive officers was determined based upon the Committee’s evaluation of individual current performance, assumption of significant responsibilities, anticipated future contributions, ability to impact overall corporate and/or business unit financial results, each executive’s total compensation package, options and other stock awards previously granted, dilution effects, and industry practices and trends.
On June 24, 2005, Mr. Flanagan sold to New Century 41,585 restricted shares of New Century common stock previously granted to Mr. Flanagan as part of a restricted stock award. We also granted Mr. Flanagan 14,252 dividend equivalent rights and 5,983 restricted shares of New Century common stock. On December 27, 2005, New Century entered into an amended and restated employment agreement with Mr. Flanagan, principally to reflect Mr. Flanagan’s six-month personal leave of absence from service with the Company that commenced January 1, 2006. In accordance with and as outlined in greater detail in Mr. Flanagan’s amended and restated employment agreement, certain stock options and restricted stock awards previously granted to Mr. Flanagan were terminated, and certain other stock option, dividend equivalent right and restricted stock awards previously granted to Mr. Flanagan were amended to extend the vesting dates otherwise applicable to such awards. The Committee determined that the new vesting dates were advisable to smooth out the vesting dates of the awards (and the economic value underlying the awards) over the remaining vesting period of the awards.

Tax Deductibility Under Section 162(m)
Section 162(m) of the U.S. Internal Revenue Code of 1986 generally disallows a tax deduction to public corporations for compensation in excess of $1 million paid to the corporation’s chief executive officer and to each of the four other most highly compensated executive officers as of the end of any fiscal year. However, Section 162(m) exempts certain “performance-based” compensation from the deduction limit if certain other requirements are met. The stock options referred to above, as well as the 2005 bonuses for each of Messrs. Cole, Morrice, Gotschall, and Flanagan, are performance based compensation under Section 162(m). The Board of Directors and the Compensation Committee reserve the authority, however, to award non-deductible compensation in other circumstances, as they deem appropriate.
COMPENSATION COMMITTEE
Donald E. Lange, Chair
Harold A. Black
Fredric J. Forster
William J. Popejoy
Michael M. Sachs

ANNEX A
NEW CENTURY FINANCIAL CORPORATION
2004 PERFORMANCE INCENTIVE PLAN
(Composite Plan Document Reflecting Proposed Amendment)

1.	PURPOSE OF PLAN

The purpose of this New Century Financial Corporation 2004 Performance Incentive Plan (this “Plan”) of New Century Financial Corporation, a Maryland corporation (the “Corporation”) is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2.	ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries or Affiliates; (b) a member of the Board; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries or Affiliates in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries or Affiliates) to the Corporation or one of its Subsidiaries or Affiliates and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect the Corporation’s compliance with applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; “Affiliate” means any corporation or other entity a significant portion of the equity of which is beneficially owned directly or indirectly by the Corporation (regardless of whether such entity qualifies as a Subsidiary), as determined by the Administrator; and “Board” means the Board of Directors of the Corporation.

3.	PLAN ADMINISTRATION

3.1	The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries and Affiliates who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

3.2	Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(b)	grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(c)	approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d)	construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries and Affiliates, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)	cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)	accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g)	adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6, and provided that in no case (except due to an adjustment contemplated by Section 7 or any repricing that may be approved by stockholders) shall such an adjustment constitute a repricing (by amendment, cancellation and regrant, exchange or other means) of the per share exercise or base price of any option or stock appreciation right;

(h)	determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i)	determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j)	acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration; and

(k)	determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3	Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary or Affiliate, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4	Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Board or a committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation, or any of its Subsidiaries or Affiliates, shall be liable for any such action or determination taken or made or omitted in good faith.

3.5	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or Affiliates.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

4.1	Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2	Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of (a) 3,172,848 shares, plus (b) the number of any shares subject to stock options granted under the Corporation’s 1995 Stock Option Plan (the “1995 Plan”) and outstanding as of the date the Board approved this amended version of the Plan (the “Board Approval Date”) which expire, or for any reason are cancelled or terminated, after the Board Approval Date without being exercised; provided that in no event shall the Share Limit exceed 6,037,019 shares (which is the sum of the 3,172,848 shares set forth above, plus the maximum number of shares subject to options previously granted and outstanding under the 1995 Plan as of the Board Approval Date).[1] The following limits also apply with respect to awards granted under this Plan:

(a)	The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 450,000 shares, subject to the Plan limit set forth above.

(b)	The maximum number of shares of Common Stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 750,000 shares.

(c)	The maximum number of shares of Common Stock that may be delivered pursuant to awards granted under this Plan, other than pursuant to those described in the next sentence, is 1,400,000. This limit does not apply, however, to (1) shares delivered in respect of compensation earned but deferred, (2) except as expressly provided in Section 5.1.1 (which generally requires that shares delivered in respect of “discounted” stock options be charged against this limit), shares delivered in respect of stock option grants, and (3) except as expressly provided in Section 5.1.2 (which generally requires that shares delivered in respect of “discounted” stock appreciation right grants be charged against this limit), shares delivered in respect of stock appreciation right grants.

(d)	Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.3.

Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

4.3	Awards Settled in Cash, Reissue of Awards and Shares. To the extent that an award is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares of Common Stock are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan. To the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 4.2, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Section 4.2 with respect to such exercise.) Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

4.4	Reservation of Shares; No Fractional Shares; Minimum Issue. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. No fewer than 100 shares

[1]	As of the Board Approval Date, the aggregate share limit was 1,922,848 shares, as previously adjusted and subject to future adjustment pursuant to clause (b) of the first sentence of Section 4.2. Stockholders are being asked to approve an amendment to the Plan that would increase the aggregate share limit by an additional 1,250,000 shares so that the new aggregate share limit for the Plan would be 3,172,848 shares, subject to adjustment as contemplated by clause (b) of the first sentence of Section 4.2.

may be purchased on exercise of any award (or, in the case of stock appreciation or purchase rights, no fewer than 100 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.	AWARDS

5.1	Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries or Affiliates. The types of awards that may be granted under this Plan are:

5.1.1 Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO, otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option, except as follows: (a) in the case of a stock option granted retroactively in tandem with or as a substitution for another award, the per share exercise price may be no lower than the fair market value of a share of Common Stock on the date such other award was granted (to the extent consistent with Sections 422 and 424 of the Code in the case of options intended as incentive stock options); and (b) in any other circumstances, a nonqualified stock option may be granted with a per share exercise price that is less than the fair market value of a share of Common Stock on the date of grant, provided that any shares delivered in respect of such option shall be charged against the limit of Section 4.2(c) (the limit on full-value awards) as well as any other applicable limit under Section 4.2. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2 Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.1.3 Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the fair market value of a share of Common Stock on the date the SAR was granted (the “base price”) as set forth in the applicable award agreement except as follows: (a) in the case of a SAR granted retroactively or in tandem with or as substitution for another award, the base price may be no lower than the fair market value of a share of Common Stock on the date such other award was granted; and (b) in any other circumstances, a SAR may be granted with a base price that is less than the fair market value of a share of Common Stock on the date of grant, provided that any shares actually delivered in respect of such award shall be charged against the limit of Section 4.2(c) (the limit on full-value awards) as well as any other applicable limit under Section 4.2. The maximum term of an SAR shall be ten (10) years.

5.1.4 Other Awards. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards granted consistent with Section 5.2 below.

5.2	Section 162(m) Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be, and options and SARs granted with an exercise or base price not less than the fair market value of a share of Common Stock at the date of grant (“Qualifying Options” and “Qualifying SARS,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or level using one or more of the Business Criteria set forth below (on an absolute or relative basis) for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualifying Option or Qualifying SAR shall be subject only to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Award. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

5.2.1 Class; Administrator. The eligible class of persons for Performance-Based Awards shall be officers and employees of the Corporation and its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

5.2.2 Performance Goals. The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on one or more of the business criteria set forth on Appendix A hereto (“Business Criteria”) as selected by the Administrator in its sole discretion. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event more than 25% of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the

Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 10 years.

5.2.3 Form of Payment; Maximum Performance-Based Award. Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. Grants of Qualifying Options and Qualifying SARs to any one participant in any one calendar year shall be subject to the limit set forth in Section 4.2(b). The maximum number of shares of Common Stock which may be delivered pursuant to Performance-Based Awards (other than Qualifying Options and Qualifying SARs, and other than cash awards covered by the following sentence) that are granted to any one participant in any one calendar year shall not exceed 750,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 7.1. In addition, the aggregate amount of compensation to be paid to any one participant in respect of all Performance-Based Awards payable only in cash and not related to shares of Common Stock and granted to that participant in any one calendar year shall not exceed $10,000,000.00. Awards that are cancelled during the year shall be counted against these limits to the extent permitted by Section 162(m) of the Code.

5.2.4 Certification of Payment. Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

5.2.5 Reservation of Discretion. The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

5.2.6 Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation’s stockholders that occurs in the fifth year following the year in which the Corporation’s stockholders first approve this Plan.

5.3	Award Agreements. Each award shall be evidenced by a written award agreement in the form approved by the Administrator and executed on behalf of the Corporation and, if required by the Administrator, executed by the recipient of the award. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

5.4	Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.5	Consideration for Common Stock or Awards. The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

• services rendered by the recipient of such award;

• cash, check payable to the order of the Corporation, or electronic funds transfer;

• notice and third party payment in such manner as may be authorized by the Administrator;

• the delivery of previously owned shares of Common Stock;

• by a reduction in the number of shares otherwise deliverable pursuant to the award; or

• subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. In the event that the Administrator allows a participant to exercise an award by delivering shares of Common Stock previously owned by such participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the participant from the Corporation (upon exercise of a stock option or otherwise) must have been owned by the participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

5.6	Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the last price for a share of Common Stock as furnished by the National Association of Securities Dealers, Inc. (the “NASD”) through the NASDAQ National Market Reporting System (the “National Market”) for the date in question or, if no sales of Common Stock were reported by the NASD on that date, the last price for a share of Common Stock as furnished by the NASD through the National Market for the next preceding day on which sales of Common Stock were reported by the NASD. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the last price for a share of Common Stock as furnished by the NASD through the National Market available on the date in question or the average of the high and low trading prices of a share of Common Stock as furnished by the NASD through the National Market for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the National Market as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.7	Transfer Restrictions.

5.7.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7, by applicable law and by the award agreement, as the same may be amended, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.7.2 Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws.

5.7.3 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a)	transfers to the Corporation,

(b)	the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

(d)	if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e)	the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

5.8	International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries or Affiliates outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.	EFFECT OF TERMINATION OF SERVICE ON AWARDS

6.1	General. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries or Affiliates and provides other services to the Corporation or one of its Subsidiaries or Affiliates, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries or Affiliates and the date, if any, upon which such services shall be deemed to have terminated.

6.2	Events Not Deemed Terminations of Service. Unless the express policy of the Corporation or one of its Subsidiaries or Affiliates, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries or Affiliates or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any employee of the Corporation or one of its Subsidiaries or Affiliates on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries or Affiliates may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the award agreement.

6.3	Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary or other Affiliate of the Corporation, as determined by the Administrator, a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary or other Affiliate who does not continue as an Eligible Person in respect of the Corporation or another of its Subsidiaries or Affiliates that continues as such, as determined by the Administrator, after giving effect to the transaction or other event giving rise to the change in status.

7.	ADJUSTMENTS; ACCELERATION

7.1	Adjustments. Upon or in contemplation of: any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split (“stock split”); any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of all or substantially all the business or assets of the Corporation as an entirety; then the Administrator shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

(a)	proportionately adjust any or all of (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any or all outstanding awards, (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, or (5) (subject to Sections 7.8 and 8.8.3(a)) the performance standards applicable to any outstanding awards, or

(b)	make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. With respect to any award of an ISO, the Administrator may make such an adjustment that causes the option to cease to qualify as an ISO without the consent of the affected participant.

In any of such events, the Administrator may take such action prior to such event to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Administrator, the proportionate adjustments contemplated by clause (a) above shall nevertheless be made.

7.2	Automatic Acceleration of Awards. Upon a dissolution of the Corporation or other event described in Section 7.1 that the Corporation does not survive (or does not survive as a public company in respect of its Common Stock), then each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; provided that such acceleration provision shall not apply, unless otherwise expressly provided by the Administrator, with respect to any award to the extent that the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award, or the award would otherwise continue in accordance with its terms, in the circumstances.

7.3	Possible Acceleration of Awards. Without limiting Section 7.2, in the event of a Change in Control Event (as defined below), the Administrator may, in its discretion, provide that any outstanding option or SAR shall become fully vested, that any share of restricted stock then outstanding shall fully vest free of restrictions, and that any other award granted under this Plan that is then outstanding shall be payable to the holder of such award. The Administrator may take such action with respect to all awards then outstanding or only with respect to certain specific awards identified by the Administrator in the circumstances. For purposes of this Plan, “Change in Control Event” means any of the following:

(a)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (1) the then-outstanding shares of common stock of the Corporation (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (c)(1), (2) and (3) below;

(b)	Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)	Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 25% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d)	Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control Event under clause (c) above.

7.4	Early Termination of Awards. Any award that has been accelerated as required or contemplated by Section 7.2 or 7.3 (or would have been so accelerated but for Section 7.5, 7.6 or 7.7) shall terminate upon the related event referred to in Section 7.2 or 7.3, as applicable, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such award and provided that, in the case of options and SARs that will not survive, be substituted for, assumed, exchanged, or otherwise continued or settled in the transaction, the holder of such award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding options and SARs in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

7.5	Other Acceleration Rules. Any acceleration of awards pursuant to this Section 7 shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an award if an event giving rise to an acceleration does not occur. The Administrator may override the provisions of Section 7.2, 7.3, 7.4 and/or 7.6 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with a Change in Control Event or any other action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.6	Possible Rescission of Acceleration. If the vesting of an award has been accelerated expressly in anticipation of an event or upon stockholder approval of an event and the Administrator later determines that the event will not occur, the Administrator may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested awards.

7.7	Golden Parachute Limitation. Notwithstanding anything else contained in this Section 7 to the contrary, in no event shall an award be accelerated under this Plan to an extent or in a manner which would not be fully deductible by the Corporation or one of its Subsidiaries or Affiliates for federal income tax purposes because of Section 280G of the Code, nor shall any payment hereunder be accelerated to the extent any portion of such accelerated payment would not be deductible by the Corporation or one of its Subsidiaries or Affiliates because of Section 280G of the Code. If a participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute “parachute payments” as defined in Section 280G of the Code, then the participant may by written notice to the Corporation designate the order in which such parachute payments will be reduced or modified so that the Corporation or one of its Subsidiaries or Affiliates is

not denied federal income tax deductions for any “parachute payments” because of Section 280G of the Code. Notwithstanding the foregoing, if a participant is a party to an employment or other agreement with the Corporation or one of its Subsidiaries or Affiliates, or is a participant in a severance program sponsored by the Corporation or one of its Subsidiaries or Affiliates, that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to any awards held by that participant (for example, and without limitation, a participant may be a party to an employment agreement with the Corporation or one of its Subsidiaries or Affiliates that provides for a “gross-up” as opposed to a “cut-back” in the event that the Section 280G thresholds are reached or exceeded in connection with a change in control and, in such event, the Section 280G and/or Section 4999 provisions of such employment agreement shall control as to any awards held by that participant).

7.8	Section 162(m) Limitations. To the extent limited by Section 162(m) of the Code in the case of an award intended as performance-based compensation thereunder and necessary to assure the deductibility of the compensation payable under the award, the Administrator shall have no discretion under this Plan (a) to increase the amount of compensation or the number of shares that would otherwise be due upon the attainment of the applicable performance target or the exercise of the option or SAR, or (b) to waive the achievement of any applicable performance goal as a condition to receiving a benefit or right under the award.

8.	OTHER PROVISIONS

8.1	Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation or one of its Subsidiaries or Affiliates, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries or Affiliates, provide such assurances and representations to the Corporation or one of its Subsidiaries or Affiliates as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2	Employment Status. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3	No Employment/ Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries or Affiliates, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries or Affiliates to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4	Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries or Affiliates and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5	Tax Withholding. Upon any exercise, vesting, or payment of any award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, the Corporation or one of its Subsidiaries or Affiliates shall have the right at its option to:

(a)	require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries or Affiliates may be required to withhold with respect to such award event or payment; or

(b)	deduct from any amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries or Affiliates may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law. The Corporation may, with the Administrator’s approval, accept one or more promissory notes from any Eligible Person in connection with taxes required to be withheld upon the exercise, vesting or payment of any award under this Plan; provided that any such note shall be subject to terms and conditions established by the Administrator and the requirements of applicable law.

8.6	Effective Date, Termination and Suspension, Amendments.

8.6.1 Effective Date. This Plan is effective as of March 5, 2004, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3 Stockholder Approval. To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

8.6.4 Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2(g).

8.6.5 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding award shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7	Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8	Governing Law; Construction; Severability.

8.8.1 Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Maryland.

8.8.2 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3 Plan Construction.

(a)	Rule 16b-3. It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b)	Section 162(m). Awards under Section 5.1.4 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

8.9	Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10	Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries or Affiliates, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries or Affiliates, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries or Affiliates in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11	Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12	No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any subsidiary or affiliate, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any subsidiary or affiliate, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any subsidiary or affiliate, (d) any dissolution or liquidation of the Corporation or any subsidiary or affiliate, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any subsidiary or affiliate, or (f) any other corporate act or proceeding by the Corporation or any subsidiary or affiliate. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any subsidiary or affiliate, as a result of any such action.

8.13	Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or one of its Subsidiaries or Affiliates, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or one of its Subsidiaries or Affiliates.

APPENDIX A
BUSINESS CRITERIA
      The Business Criteria referred to in Section 5.2.2 of the Plan shall mean any one or a combination of the following terms. These terms are used as applied under generally accepted accounting principles or in the Corporation’s financial reporting. The Business Criteria applicable to an award may be established with respect to the Corporation (on either a stand-alone or consolidated basis) or any applicable Subsidiary, division, segment, or unit.
      Before-Tax Net Income. “Before-Tax Net Income” means net income from operations before reduction for income taxes with the following adjustments: (a) benefits payable under the company’s employee incentive compensation plans for the applicable performance period to employees of that entity (other than employees who participate in this Plan for that performance period) shall be deducted, but any cash benefits payable under this Plan shall not be deducted unless otherwise expressly provided by the Administrator at the time of grant of the Award; (b) any income or loss derived from discontinued operations shall be excluded (unless the Administrator expressly provides in the applicable award agreement that such income or loss shall not be excluded with respect to the related award); and (c) any income or loss derived from new or acquired operations shall be excluded (unless the Administrator expressly provides in the applicable award agreement that such income or loss shall not be excluded with respect to the related award).
      Cash Flow. “Cash Flow” means cash and cash equivalents derived from either: (a) net cash flow from operations, or (b) net cash flow from operations, financings and investing activities, as determined by the Administrator at the time of grant and set forth in the applicable award agreement.
      Corporate Overhead Costs. “Corporate Overhead Costs” means an entity’s allocable share of the company’s corporate overhead shared services including human resources, accounting, legal, information technology and compliance services.
      Delinquency Rates. “Delinquency Rates” means the percentage of borrowers whose loans are serviced by the company who have not made a payment on or before its due date.
      Earnings Per Share. “Earnings Per Share” means earnings per share of Common Stock on a fully diluted basis (giving effect to the dilutive effects of stock options, restricted stock, and other dilutive instruments) determined by dividing: (a) net earnings, by (b) the weighted average number of common shares and common share equivalents outstanding.
      Economic Profit. “Economic Profit” means the company’s net operating profit after tax less a capital charge. The capital charge is calculated by multiplying the company’s operating capital by the company’s weighted average cost of capital.
      Employees. “Employees” means the entity’s aggregate number of employees, or the number performing a specific function (such as loan officers, account executives, telemarketers, etc.).
      Gain on Sale of Loans. “Gain on Sale of Loans” means the total gain recognized on loans sold through whole loan transactions or through securitizations, net of premiums paid to acquire such loans and net of expenses associated with the sale of such loans.
      Liquidity Management. “Liquidity Management” means the company’s cash and borrowing capacity under its credit commitments.
      Loan Losses. “Loan Losses” means sales of loans for less than the loan amount or sales of REOs for less than the loan amount at the time of foreclosure plus expenses and other advances in maintaining and selling the REO.
      Loan Production Volume. “Loan Production Volume” means the aggregate volume of loans funded during any given period or the volume of a type or category of loans funded during any given period, as specified by the Administrator in the award agreement.

      Loan Quality. “Loan Quality” means a mathematical score based on the number of loans originated in accordance with the company’s underwriting policies and procedures, loans sold, either individually, through bulk sales transactions, or through securitizations, at a premium price as a percentage of total loans sold, and various other measures.
      Operating Margin. “Operating Margin” means, on a percentage basis, the net execution of all whole loan sales during the performance period, plus net interest earned on unsold inventory, less loan acquisition costs.
      Origination Expenses. “Origination Expenses” means the aggregate points and fees paid to mortgage brokers or correspondents, commission expenses and other direct origination-related expenses paid by an entity in connection with loan originations over a specified period.
      Origination Revenues. “Origination Revenues” means the aggregate points and fees and other revenues received by an Entity from borrowers in connection with loan originations over a specified period.
      Residual Performance. “Residual Performance” means the performance of residual interests in the company’s loan securitization transactions as compared with the projected performance used by the company in recording the book value of the residual interests.
      Return on Assets. “Return on Assets” means the company’s consolidated net income (less any preferred dividends), divided by the company’s average assets.
      Return on Capital Invested. “Return on Capital Invested” means the company’s consolidated net income (less any preferred dividends), divided by the company’s invested capital.
      Return on Equity. “Return on Equity” means consolidated net income of the company (less any preferred dividends), divided by the average consolidated common stockholders equity.
      Return on Sales/ Revenue. “Return on Sales/ Revenue” means the company’s consolidated net income (less any preferred dividends), divided by the company’s total sales or revenue, as applicable.
      Stock Price. “Stock Price” means the stock price or market value of the Common Stock of the Corporation.
      Total Stockholders’ Equity. “Total Stockholders’ Equity” means the company’s total stockholders’ equity as shown on the company’s audited financial statements as of the first day of a performance period, increased for equity issued during the performance period and decreased for equity reacquired during the performance period in the manner described in the next two sentences. The amount of any such increase shall be equal to the amount of equity issues during the performance period multiplied by a fraction, the numerator of which is the number of days remaining in the performance period and the denominator of which is the total number of days is 365. The amount of any such decrease shall be equal to the amount of equity reacquired by the company during the performance period multiplied by a fraction, the numerator of which is the number of days remaining in the performance period and the denominator of which is the total number of days is 365.
      Total Stockholder Return. “Total Stockholder Return” means, with respect to the Corporation or other entities (if measured on a relative basis): (a) the change in the market price of its common stock (as quoted on the principal market on which it is traded as of the beginning and ending of the period) plus dividends and other distributions paid, divided by (b) the beginning quoted market price for the common stock, all of which is adjusted for any changes in equity structure, including but not limited to stock splits and stock dividends.

ANNEX B
NEW CENTURY FINANCIAL CORPORATION
PREFERRED STOCK CHARTER AMENDMENT
NEW CENTURY FINANCIAL CORPORATION, a Maryland corporation (the “Corporation”), having its principal office in the State of Maryland, c/o The Corporation Trust Incorporated, 300 E. Lombard Street, Baltimore, Maryland, 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: The Corporation desires to, and does hereby, amend its charter (the “Charter”) as currently in effect as hereafter set forth.

SECOND: The Charter is hereby amended by deleting the existing Section 5.1(a) of Article V in its entirety and substituting in lieu thereof a new Section 5.1(a) which reads as follows:

“(a) Authorized Shares. The total number of shares of stock of all classes that the Corporation has authority to issue is Three Hundred ~~Ten~~Twenty-Five Million (3~~10~~25,000,000) shares of stock, consisting of: (i) Three Hundred Million (300,000,000) shares of Common Stock, each having a par value of one cent ($0.01) (“Common Stock”); and (ii) ~~Ten~~Twenty-Five Million (~~10~~25,000,000) shares of Preferred Stock, each having a par value of one cent ($0.01) (“Preferred Stock”), which may be issued in one or more classes or series as described in Section 5.5 hereof. The Common Stock and each class or series of the Preferred Stock shall each constitute a separate class of stock of the Corporation.

The Board of Directors of the Corporation (the “Board of Directors”) may classify and reclassify any unissued shares of Capital Stock (as defined below) in accordance with Section 5.6 hereof.”

THIRD: The amendment to the Charter as set forth above has been duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by law.

FOURTH: The total number of shares of stock which the Corporation had authority to issue immediately before the amendment to the Charter as set forth above was Three Hundred Ten Million (310,000,000) shares of stock, consisting of: (i) Three Hundred Million (300,000,000) shares of Common Stock, each having a par value of one cent ($0.01); and (ii) Ten Million (10,000,000) shares of Preferred Stock, each having a par value of one cent ($0.01), which may be issued in one or more classes or series, of which Four Million Eight Hundred Thirty Thousand (4,830,000) shares have been classified and designated as 9.125% Series A Cumulative Redeemable Preferred Stock, each having a par value of one cent ($0.01). The aggregate par value of all authorized shares of stock having par value immediately before the amendment to the Charter as set forth above was $3,100,000.00.

FIFTH: The total number of shares of stock which the Corporation has authority to issue immediately after the amendment to the Charter as set forth above is Three Hundred Twenty-Five Million (325,000,000) shares of stock, consisting of: (i) Three Hundred Million (300,000,000) shares of Common Stock, each having a par value of one cent ($0.01); and (ii) Twenty-Five Million (25,000,000) shares of Preferred Stock, each having a par value of one cent ($0.01), which may be issued in one or more classes or series, of which Four Million Eight Hundred Thirty Thousand (4,830,000) shares have been classified and designated as 9.125% Series A Cumulative Redeemable Preferred Stock, each having a par value of one cent ($0.01). The aggregate par value of all authorized shares of stock having par value immediately after the amendment to the Charter as set forth above is $3,250,000.00.

SIXTH: The information required by Section 2-607(b)(2)(i) of the Maryland General Corporation Law was not changed by the amendment to the Charter as set forth above.

SEVENTH: The undersigned Chairman of the Board acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Chairman of the Board acknowledges that, to the best of his knowledge, information, and

B-1

belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chairman of the Board and attested to by its Secretary as of the                      day of May, 2006.

NEW CENTURY FINANCIAL CORPORATION

By:

Robert K. Cole
Chairman of the Board
ATTEST:

By:

Jennifer R. Jewett
Secretary

B-2

ANNEX C
NEW CENTURY FINANCIAL CORPORATION
OWNERSHIP RESTRICTION CHARTER AMENDMENT
NEW CENTURY FINANCIAL CORPORATION, a Maryland corporation (the “Corporation”), having its principal office in the State of Maryland, c/o The Corporation Trust Incorporated, 300 E. Lombard Street, Baltimore, Maryland, 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: The Corporation desires to, and does hereby, amend its charter (the “Charter”) as currently in effect as hereafter set forth.

SECOND: The Charter is hereby amended by deleting the existing Section 5.2 of Article V in its entirety and substituting in lieu thereof a new Section 5.2 which reads as follows:

“5.2 “Restrictions on Transfer and Ownership of Capital Stock.

Subsequent to the Initial Date (as defined below) and until the Restriction Termination Date (as defined below), all Capital Stock of the Corporation shall be subject to the following restrictions and limitations:

(a) Definitions. For purposes of this Article V and the interpretation of the stock legends set forth herein, the following terms shall have the following meanings:

“Acquire” shall mean the acquisition of Beneficial Ownership or Constructive Ownership of Capital Stock, whether by a Transfer, Non-Transfer Event or by any other means, including, without limitation, acquisition pursuant to the exercise of the Acquisition Rights or any other option, warrant, pledge or other security interest or similar right to acquire Capital Stock, but shall not include the acquisition of any such rights unless, as a result, the acquirer would be considered a Beneficial Owner or Constructive Owner, each as defined below.

“Acquisition Rights” shall mean, rights to Acquire Capital Stock pursuant to: (i) the exercise of any option or warrant issued by the Corporation; or (ii) any pledge of Capital Stock.

“Beneficial Ownership” shall mean ownership of Capital Stock by a Person who would be treated as an owner of Capital Stock either directly or indirectly, including directly or indirectly under Section 542(a)(2) of the Code, taking into account, for this purpose, constructive ownership determined under Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code (except where expressly provided otherwise). The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“Charitable Beneficiary” shall mean, with respect to any Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses (vii) or (viii) thereof) and Section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section 5.4(a) hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute thereto, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Constructive Ownership” shall mean ownership of Capital Stock by a Person who would be treated as an owner of such Capital Stock either directly or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms

“Constructively Own,” “Constructively Owned” and “Constructive Owner” shall have the correlative meanings.

“Disqualified Organization” shall mean the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any other tax-exempt organization (other than a farmer’s cooperative that is described in Section 521 of the Code) that is both exempt from income taxation and exempt from taxation under the unrelated business taxable income provisions of the Code, and any rural electrical or telephone cooperative (all as referred to in Section 860E(e)(5) of the Code).

“Excepted Holder” shall have the meaning set forth in Section 5.2(f).

“Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 5.2(f), and subject to adjustment pursuant to Section 5.2(h), the percentage limit on Beneficial Ownership or Constructive Ownership of shares of Capital Stock established by the Board of Directors pursuant to Section 5.2(f)~~; provided, however, that no percentage limit shall be set if, after the Excepted Holder Acquires Capital Stock up to that limit, five Persons could Beneficially Own or Constructively Own, in the aggregate, more than 50% in value of the shares of Capital Stock then outstanding~~.

~~“Initial Date” shall mean the first date of the effectiveness of the merger more fully described in that certain Merger Agreement dated as of April 21, 2004 by and among the Corporation, NC Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Corporation, and New Century Financial Corporation, a Delaware corporation.~~

“Initial Date” shall mean October 1, 2004.

“Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The “Closing Price” on any date shall mean the last sale price for such shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such shares are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares are listed or admitted to trading or, if such shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc., Automated Quotation System, or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by the Board of Directors or, in the event that no trading price is available for such shares, the fair market value of the shares, as determined in good faith by the Board of Directors.

“MGCL” shall mean the Maryland General Corporation Law, as amended from time to time.

“NYSE” shall mean the New York Stock Exchange, Inc.

“Non-Transfer Event” shall mean an event other than a purported Transfer that would cause any Person to Beneficially Own or Constructively Own Capital Stock in excess of the Ownership Limit (or would cause the Corporation to fail to qualify as a REIT), including, without limitation, a change in the capital structure of the Corporation.

“Ownership Limit” shall mean not more than 9.8% of the lesser of the aggregate number or the aggregate value of the outstanding shares of any class or series of Capital Stock. The value of the outstanding shares of Capital Stock shall be determined by the Board of Directors, which determination shall be conclusive for all purposes hereof.

“Person” shall mean an individual, corporation, partnership, limited liability company or partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, provided, however, that this shall not include an underwriter which participates in a registered public offering of the Corporation’s Capital Stock (or securities convertible into or exchangeable for Capital Stock) or an initial purchaser which participates in a private placement of shares of the Corporation’s Capital Stock (or securities convertible into or exchangeable for Capital Stock), but only for a period of ninety (90) days following the date of purchase of shares of Capital Stock by the underwriter in such public offering or the initial purchaser in such private placement and only to the extent that purchases of shares of Capital Stock by such underwriter or initial purchaser in such public offering or private placement are necessary to facilitate such public offering or private placement.

“Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 5.2(b), would Beneficially Own or Constructively Own shares of Capital Stock, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

“Restriction Termination Date” shall mean the first day after the Initial Date on which the Corporation determines pursuant to Section 7.3 of this Charter that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

“Stock-in-Trust” shall mean any Capital Stock designated Stock-in-Trust pursuant to Section 5.4(a).

“Transfer” (as a noun) shall mean any sale, transfer, gift, assignment, devise or other disposition of Capital Stock or the right to vote or receive dividends on Capital Stock (including without limitation (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Capital Stock or the right to vote or receive dividends on Capital Stock or (ii) the sale, transfer, assignment or other disposition or grant of any Acquisition Rights or other securities or rights convertible into or exchangeable for Capital Stock, or the right to vote or receive dividends on Capital Stock), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise. “Transfer” shall also include any transfer of interests in other entities, and any change in relationship between two or more Persons, that results in a change in Beneficial Ownership or Constructive Ownership of Capital Stock, whether by operation of law or otherwise. “Transfer” (as a verb) shall have a correlative meaning.

“Trust” shall mean any separate trust created pursuant to Section 5.4(a) below and administered in accordance with the terms of Section 5.4 hereof, for the exclusive benefit of any Charitable Beneficiary.

“Trustee” shall mean the trustee of the Trust, which is selected by the Corporation but not affiliated with the Corporation or a Prohibited Owner, and any successor trustee appointed by the Corporation.

(b) Ownership Limitation and Transfer Restrictions.

(i) Except as provided in Section 5.2(f) below, from and after the Initial Date and prior to the Restriction Termination Date:

(v) no Disqualified Organization shall be a record holder of any shares of Capital Stock;

(w) no Person shall Beneficially Own or Constructively Own Capital Stock in excess of the Ownership Limit;

(x) no Person shall Acquire Capital Stock, if, as a result of such action, the Capital Stock would be beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution under the Code);

(y) no Person shall Acquire Capital Stock or any interest therein if, as a result of such acquisition, the Corporation would be “closely held” within the meaning of Section 856(h) of the Code or would otherwise fail to qualify as a REIT, as the case may be; and

(z) no Person shall Acquire Capital Stock or any interest therein if, as a result of such acquisition, the Corporation would Constructively Own 10% or more of the ownership interests in a tenant of the Corporation’s real property, within the meaning of Section 856(d)(2)(B) of the Code, or would otherwise fail to qualify as a REIT, as the case may be.

(ii) Subject to Section 5.7, any Transfer that would result in a violation of the restrictions in subsection (b)(i) above, shall be void ab initio as to the purported Transfer of such number of shares of Capital Stock that would cause the violation of the applicable restriction in subsection (b)(i), and the Prohibited Owner or transferee, as applicable, shall acquire no rights in such shares of Capital Stock.

(c) Automatic Transfer to Trust.

(i) If, notwithstanding the other provisions contained in this Article V but subject to Section 5.7 below, at any time from and after the Initial Date and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person would either Beneficially Own or Constructively Own Capital Stock in excess of the Ownership Limit, then, except as otherwise provided in Section 5.2(f) below, (x) the Prohibited Owner shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding record title to the shares of Capital Stock Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of shares of Capital Stock which would cause such Prohibited Owner to Beneficially Own or Constructively Own Capital Stock in excess of the Ownership Limit (rounded up to the nearest whole share), (y) such number of shares of Capital Stock in excess of the Ownership Limit (rounded up to the nearest whole share) shall be designated Stock-in-Trust and, in accordance with the provisions of Section 5.4(a) below, transferred automatically and by operation of law to the Trust to be held in accordance with Section 5.4 hereof, and (z) such Prohibited Owner shall submit such number of shares of Capital Stock to the Trust for registration in the name of the Trustee. Any Prohibited Owner shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding title to the shares Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of shares which would cause such person to own shares in excess of the Ownership Limit. Such transfer to a Trust and the designation of shares as Stock-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

(ii) If, notwithstanding the other provisions contained in this Article V but subject to Section 5.7 below, at any time from and after the Initial Date and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would (i) result in the Capital

Stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), (ii) result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, (iii) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation’s real property, within the meaning of Section 856(d)(2)(B) of the Code, or (iv) cause the Corporation to otherwise fail to qualify as a REIT, as the case may be, then (x) the Prohibited Owner shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding record title to the Capital Stock with respect to which such Non-Transfer Event occurred, shall cease to own any right or interest) in such number of shares of Capital Stock, the ownership of which by such Prohibited Owner would (A) result in the Capital Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (B) result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, (C) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation’s property, within the meaning of Section 856(d)(2)(B) of the Code, or (D) would otherwise cause the Corporation to fail to qualify as a REIT, as the case may be, (y) such number of shares of Capital Stock (rounded up to the nearest whole share) shall be designated Stock-in-Trust and, in accordance with the provisions of Section 5.4(a) below, transferred automatically and by operation of law to the Trust to be held in accordance with Section 5.4 hereof, and (z) the Prohibited Owner shall submit such number of shares of Capital Stock to the Trust for registration in the name of the Trustee.

(iii) If, notwithstanding the other provisions contained in this Article V but subject to Section 5.7 below, at any time from and after the Initial Date, there is a purported Transfer or other event that, if effective, would result in the Capital Stock being owned by a Disqualified Organization as a record holder, then (x) the Disqualified Organization shall acquire no right or interest (or, in the case of such other event other than a Transfer, the person holding record title to the Capital Stock with respect to which such other event has occurred, shall cease to own any right or interest) in such number of shares of Capital Stock, the ownership of which would result in the Capital Stock being owned by a Disqualified Organization as a record holder, (y) such number of shares of Capital Stock (rounded up to the nearest whole share) shall be designated Stock-in-Trust and, in accordance with the provisions of Section 5.4(a) below, transferred automatically and by operation of law to the Trust to be held in accordance with Section 5.4 hereof, and (z) the Disqualified Organization (or, in the case of such other event other than a Transfer, the person holding record title to the Capital Stock with respect to which such other event has occurred) shall submit such number of shares of Capital Stock to the Trust for registration in the name of the Trustee.

(d) Remedies for Breach. If the Board of Directors or an authorized designee shall at any time determine that a purported Transfer of Capital Stock has taken place in violation of Section 5.2(b) above or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any Capital Stock of the Corporation in violation of Section 5.2(b) above, the Board of Directors or an authorized designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer or acquisition on the books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition; provided, however, that any Transfer, attempted Transfer, acquisition or attempted acquisition in violation of Section 5.2(b)(i) above shall automatically result in the transfer described in Section 5.2(c) above, irrespective of any action (or non-action) by the Board of Directors, except as provided in Section 5.2(f) below.

(e) Notice of Restricted Transfer.

(i) Any Person who acquires or attempts to Acquire Capital Stock in violation of Section 5.2(b) above, and any Person who is a Prohibited Owner of Capital Stock that is transferred to a Trust under Section 5.2(c) above, shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or such Non-Transfer Event on the Corporation’s status as a REIT.

(ii) From and after the Initial Date and prior to the Restriction Termination Date every Beneficial Owner or Constructive Owner of more than 5%, in the case that the Corporation has 2,000 or more stockholders of record, or 1%, in the case that the Corporation has more than 200 but fewer than 2,000 stockholders of record, or such other percentage as may be provided from time to time in the pertinent income tax regulations promulgated under the Code, of the number or value of the outstanding shares of Capital Stock of the Corporation shall, within 30 days after the end of each taxable year, give written notice to the Corporation stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of Capital Stock Beneficially or Constructively Owned, and a description of the manner in which such shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Corporation such additional information that the Corporation may reasonably request in order to determine the effect, if any, of such Beneficial or Constructive Ownership on the Corporation’s status as a REIT and to ensure compliance with the Ownership Limit; and

(iii) From and after the Initial Date and prior to the Restriction Termination Date, each Person who is a Beneficial Owner or Constructive Owner of Capital Stock of the Corporation and each Person (including the stockholder of record) who is holding Capital Stock of the Corporation for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may reasonably request in order to determine the Corporation’s status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance and to ensure compliance with the Ownership Limit.

(f) Exemption. The Board of Directors may, but shall in no case be required to, exempt a Person (the “Excepted Holder”) from the Ownership Limit and establish an Excepted Holder Limit for such Excepted Holder, if the Board of Directors concludes that no Person will, as the result of the ownership of Capital Stock by the Excepted Holder, be considered to have Beneficial Ownership or Constructive Ownership of an amount of Capital Stock that will violate the restrictions contained in Sections 5.2(b)(i)(x), 5.2(b)(i)(y) or 5.2(b)(i)(z) above; provided, that:

(i) the Board of Directors obtains such representations and undertakings from each of the Excepted Holder and such other Persons as are reasonably necessary to ascertain that no individual’s (as defined in Section 542(c)(2) of the Code) Beneficial Ownership or Constructive Ownership of Capital Stock will violate the Ownership Limit or the restrictions contained in Sections 5.2(b)(i)(x), 5.2(b)(i)(y) or 5.2(b)(i)(z);

(ii) each of the Excepted Holder and such other Persons does not own and represents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Directors, rent from such tenant would not adversely affect the Corporation’s ability to qualify as a REIT, shall not be treated as a tenant of the Corporation); and

(iii) the Excepted Holder agrees that any violation or attempted violation of any conditions invoked by the Board of Directors will result in such transfer to the Trust of Capital Stock pursuant to Section 5.2(c) hereof.

In making any determination to exempt a Person from the Ownership Limit, the Board of Directors may, in its sole discretion, but shall be under no obligation to, require a certified copy of a ruling from the Internal Revenue Service or an opinion of counsel, both in form and substance satisfactory to the Board of Directors.

Notwithstanding the receipt of any such ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

Unless and until a Person is exempted from the Ownership Limit by the Board of Directors, the Ownership Limit shall apply to such Person, notwithstanding the fact that if such Person were otherwise to Acquire Capital Stock in excess of the Ownership Limit, such Acquisition would not adversely affect the Corporation’s qualification as a REIT under the Code.

(g) Legend. For so long as the Board of Directors deems appropriate, each certificate for shares of Capital Stock shall bear substantially the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST (“REIT”) UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CHARTER, (I) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF ANY CLASS OR SERIES OF THE CORPORATION’S CAPITAL STOCK IN EXCESS OF 9.8% (AS MAY BE ADJUSTED FROM TIME TO TIME BY THE BOARD OF DIRECTORS) OF THE LESSER OF THE AGGREGATE NUMBER OR THE AGGREGATE VALUE OF THE OUTSTANDING SHARES OF ANY CLASS OR SERIES OF CAPITAL STOCK OF THE CORPORATION UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (II) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; (III) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS; (IV) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN THE CORPORATION CONSTRUCTIVELY OWNING 10% OR MORE OF THE OWNERSHIP INTERESTS IN A TENANT OF THE CORPORATION’S REAL PROPERTY, WITHIN THE MEANING OF SECTION 856(D)(2)(B) OF THE CODE, OR WOULD OTHERWISE FAIL TO QUALIFY AS A REIT; AND (V) NO DISQUALIFIED ORGANIZATION SHALL BE A RECORD HOLDER OF ANY SHARES OF CAPITAL STOCK. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SHARES OF CAPITAL STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNER-

SHIP, WILL BE FURNISHED TO EACH HOLDER OF CAPITAL STOCK OF THE CORPORATION ON REQUEST AND WITHOUT CHARGE.”

(h) Modification of Ownership Limit. Subject to Section 7.3, the Board of Directors may from time to time increase or decrease the Ownership Limit; provided, however, that any decrease shall only be made prospectively as to subsequent holders of Capital Stock, unless the decrease is as a result of a retroactive change in existing law, in which case such decrease shall be effective immediately; provided, further, that no increase shall be made if, after giving effect to such increase, ~~five Persons could Beneficially Own or Constructively Own, in the aggregate, more than 50% in value of the shares of Capital Stock then outstanding~~the Corporation would otherwise fail to qualify as a REIT; provided, further, that prior to the modification of the ownership limitations, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT.”
THIRD: The amendment to the Charter as set forth above has been duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by law.
FOURTH: The amendment to the Charter set forth above does not increase the authorized stock of the Corporation.
FIFTH: The undersigned Chairman of the Board acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Chairman of the Board acknowledges that, to the best of his knowledge, information, and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chairman of the Board and attested to by its Secretary as of the                      day of May, 2006.

NEW CENTURY FINANCIAL CORPORATION

By:

Robert K. Cole
Chairman of the Board
ATTEST:

By:

Jennifer R. Jewett
Secretary

ANNEX D
CHARTER OF THE
AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
NEW CENTURY FINANCIAL CORPORATION

I.	PURPOSE AND AUTHORITY

The Audit Committee (the “Committee”) is designated by the Board of Directors (the “Board”) of New Century Financial Corporation (the “Company”) for the purpose of:

(a)	assisting the Board in fulfilling its responsibilities for general oversight of (i) the accounting and financial reporting processes of the Company and audits of its financial statements, including the integrity of the Company’s financial statements, financial reporting process and systems of internal controls; (ii) compliance with the Company’s policies and procedures and with legal and regulatory requirements applicable to the Company; (iii) the outside auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and outside auditors;

(b)	providing an avenue of communication among the outside auditors, management, the internal auditing department and the Board;

(c)	reviewing areas of potential significant financial risk to the Company; and

(d)	preparing a report as required by the proxy rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

The Committee has the authority to conduct any investigations or inquiries it deems appropriate to fulfilling its responsibilities, and has direct access to the outside auditor as well as the internal audit department and any employees of the Company. The Committee also has the authority to engage independent counsel, accountants and such other advisors as it deems necessary to carry out its duties. The Company must provide appropriate funding, as determined by the Committee, for the payment of: compensation to any outside auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, compensation to any independent counsel, accountants or other advisors engaged by the Committee, and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee may (i) adopt policies and procedures for the pre-approval, as required by Section 10A(i) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of audit and non-audit services to be provided to the Company by the outside auditor, provided the policies and procedures are detailed as to the particular service and the Committee is informed of such service and that such policies and procedures do not include the delegation of the Committee’s responsibilities to management; and (ii) delegate to a designated Member or Members of the Committee (the “Members”) the authority to pre-approve any such audit and non-audit services, so long as any such approvals by such Member or Members are disclosed to the Committee at its next scheduled meeting.

II.	COMPOSITION AND MEETINGS

The Committee shall have at least three Members and shall be composed entirely of independent directors within the meaning of Section 10A(m) of the Exchange Act, Rule 10A-3(b)(1) of the SEC and the applicable rules of any market on which securities of the Company are listed for trading. All Members shall be financially literate, as interpreted by the Board, and at least one Member shall be an “audit committee financial expert” as defined in the rules and regulations of the SEC. In addition, a Member may not serve on more than two other public company audit committees unless the Board determines that such simultaneous service would not impair the ability of the Member to serve effectively on the Committee.

Members shall be appointed by, and serve at the pleasure of, the Board. The Board may designate one Member to serve as the Committee chair (the “Chair”). If no such person is so designated, the Committee may designate the Chair.

The Committee shall meet as frequently as circumstances dictate. In advance of the meeting, the Chair shall approve and cause to be distributed an agenda, which shall be developed in consultation with management, the director of the internal audit department, the outside auditor, the independent counsel, if any, and the Members. A majority of the Members shall constitute a quorum, and the action of a majority of the Members at a meeting at which a quorum is present will be the action of the Committee.

The Committee shall meet in separate executive sessions and also periodically in private sessions with management, the director of the internal auditing department and the outside auditor. The Committee may ask members of management or others to attend its meetings and provide pertinent information as necessary.

III.	RESPONSIBILITIES AND DUTIES

A.	Review Procedures

1.	The Committee shall review and reassess the adequacy of this Charter at least annually. Also, the Committee shall submit this Charter and any changes to the Board for approval.

2.	The Committee shall meet with management and the outside auditor to discuss the Company’s annual financial statements and the report of the outside auditor thereon to be included in the Company’s Annual Report on Form 10-K, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Committee shall review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards No. 61 (“SAS No. 61”) and any significant issues encountered in the course of the audit work, including: any restrictions on the scope of activities or on access to required information; the adequacy of internal controls; any significant disagreements with management; and any audit problems or difficulties with management’s response. Following such review and discussions, if so determined by the Committee, it shall recommend to the Board that the annual financial statements be included in the Company’s annual report.

3.	The Committee shall meet with management and the outside auditor to discuss the Company’s interim financial results to be included in each of the Company’s Quarterly Reports on Form 10-Q, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Each such review shall include any matters required to be discussed by SAS No. 61 and any significant changes to the Company’s accounting principles, and shall occur prior to the filing of each Quarterly Report on Form 10-Q.

4.	The Committee shall review the type and presentation of information to be included in the Company’s earnings press releases (paying particular attention to any use of “proforma” or “adjusted” non-GAAP information), discuss the earnings press releases and review any financial information and earnings guidance provided by the Company to analysts and rating agencies.

5.	The Committee shall review (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (ii) analyses prepared by management and/or the outside auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

6.	The Committee shall instruct the outside auditor to report to the Committee on all critical accounting policies and practices of the Company, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the outside auditor, and other material written communications between the outside auditor and management, such as any management letter or schedule of unadjusted differences, and shall discuss the same with the outside auditors and management.

7.	The Committee shall discuss guidelines and policies of the Company with respect to risk assessment and risk management.

8.	The Committee shall review all related-party transactions and potential conflict of interest situations where appropriate.

9.	The Committee shall conduct an annual self-evaluation of its performance.

B.	Outside Auditor

1.	The Committee shall appoint the outside auditor, recommend (if appropriate) ratification of that appointment by the Company’s stockholders, approve all audit fees and terms, oversee the work of any outside auditor appointed by the Company (including resolution of any disagreements between management and the outside auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, evaluate the performance of the outside auditor and, if so determined by the Committee, replace the outside auditor; it being acknowledged that the outside auditor is accountable and must report directly to the Committee and ultimately to the Board, as representatives of the stockholders.

2.	At least annually, the Committee shall obtain and review a report by the outside auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the outside auditor and the Company.

3.	The Committee shall receive and evaluate the written disclosures and the letters that the outside auditor is required to deliver to the Committee regarding its independence, discuss with the outside auditor any disclosed relationships or services that may impact its objectivity and independence and, if so determined by the Committee as part of its evaluation, take, or recommend that the Board take, appropriate action concerning independence of the outside auditor.

4.	The Committee shall approve, in advance of their performance, all audit services (which may entail providing comfort letters in connection with securities underwritings) and non-audit services (including tax services) to be provided to the Company by its outside auditor; provided, however, that the Committee shall not approve any of the following non-audit services proscribed by Section 10A(g) of the Exchange Act in the absence of an applicable exemption or except as otherwise permitted by the rules and regulations of the SEC:

(a)	bookkeeping or other services related to the accounting records or financial statements of the Company;

(b)	financial information systems design and implementation;

(c)	appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

(d)	actuarial services;

(e)	internal audit outsourcing services;

(f)	management functions or human resources;

(g)	broker or dealer, investment adviser, or investment banking services;

(h)	legal services and expert services unrelated to the audit; and

(i)	any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

5.	The Committee shall set clear hiring policies for employees or former employees of the outside auditor.

C.	Internal Audit Department

1.	The Committee shall review the budget, plans, organizational structure and qualifications of the internal audit department, as needed.

2.	The Committee shall review significant reports prepared by the internal audit department, together with management’s response thereto and follow-up to these reports. In the event that such reports concern any significant exposures, fraud or regulatory noncompliance, this review should include consideration of the internal controls that should be strengthened to reduce the risk of a similar event in the future.

3.	The Committee shall appoint the director of the internal audit department, approve all compensation of the director and evaluate the director’s performance.

D.	Other Responsibilities

1.	The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and confidential and anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

2.	The Committee shall oversee the development of, and recommend for adoption by the Board, a code of business conduct and ethics for employees, officers and directors as required by the applicable rules of any market on which securities of the Company are listed for trading, periodically review and assess the code of business conduct and ethics and recommend modifications to the Board as appropriate.

3.	The Committee shall maintain minutes of its meetings and report to the Board regularly on the activities of the Committee.

4.	The Committee shall provide for the education and training of the Members, as needed.

5.	The Committee shall perform all such other duties and responsibilities as it deems necessary and appropriate to accomplish the foregoing or as may be assigned from time to time by the Board.

PROXY
NEW CENTURY FINANCIAL CORPORATION
PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY FOR ANNUAL MEETING, MAY 10, 2006
The undersigned, a stockholder of NEW CENTURY FINANCIAL CORPORATION, a Maryland corporation (the “Company”), acknowledges receipt of a copy of the Notice of Annual Meeting of stockholders, the accompanying Proxy Statement and the Annual Report to Stockholders for the year ended December 31, 2005; and, revoking any proxy previously given, hereby constitutes Robert K. Cole and Brad A. Morrice and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote the shares of common stock of the Company held of record by the undersigned on March 15, 2006, as directed on the reverse side and, in their discretion, on all other matters which may properly come before the Annual Meeting of Stockholders of the Company to be held on May 10, 2006, at 9:00 a.m., local time, and at any adjournment thereof, as if the undersigned were present and voting at said meeting.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1-4. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE. IN ADDITION, THIS PROXY SHALL BE VOTED IN THE PROXIES’ DISCRETION ON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ Detach here from proxy voting card. ▲

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

		FOR the nominees listed to the left (except as nominated to the contrary)	WITHHOLD AUTHORITY to vote for the nominees listed to the left
1.	To elect for three-year terms as Class III members of the Company’s Board of Directors the nominees set forth below:	☐	☐
01-Robert K. Cole
02-David Einhorn
03-Donald E. Lange
04- William J. Popejoy
Instruction: To withhold authority to vote for any individual nominee strike a line through the nominee’s name in the list above.

		FOR	AGAINST	ABSTAIN
2.	To approve the amendment to the New Century Financial Corporation 2004 Performance Incentive Plan, as more fully described in the Proxy Statement.	☐	☐	☐
		FOR	AGAINST	ABSTAIN

3.	To approve the amendment to New Century Financial Corporation’s charter to increase the number of authorized shares of preferred stock, as more fully described in the Proxy Statement.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	To approve the amendment to New Century Financial Corporation’s charter to make certain changes to the restrictions on transfer and ownership of capital stock, as more fully described in the Proxy Statement.	☐	☐	☐
In their discretion, the proxy holders are authorized to vote upon such other business as may properly be brought before the annual meeting or any adjournments or postponements of the annual meeting.
Whether or not you expect to attend this meeting, you are urged to execute and return this proxy as promptly as possible in the enclosed postage-paid envelope.

I/We Do	☐	Or do not	☐	Expect to attend this meeting

Signature	Signature	Date

NOTE: Please sign and date exactly as your name(s) appear(s) on the certificate evidencing your common stock. If more than one name appears, all should sign. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.

▲ Detach here from proxy voting card ▲
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM EST the day prior to annual meeting day.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/new		1-866-540-5760		Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.
You can view the Annual Report and Proxy Statement
on the internet at: http://investorrelations.ncen.com